                                    LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement") is entered into as of the 10th day of January, 1997, by and between FlNOVA Capital Corporation, a Delaware corporation ("Lender") and Fairfield Retirement
Center, LLC, a California limited liability company ("Borrower").


RECITALS:

     A. Borrower desires to obtain a loan in an amount of up to TWELVE MILLION EIGHT HUNDRED
THOUSAND AND NO/100 DOLLARS ($12,800,000.00) from
Lender for the purpose of providing construction and term financing for the NorthBay Retirement
Center.

     B. Lender is willing to make the loan to Borrower based on the terms and conditions of, and Borrower's compliance with, this Agreement and the other Loan Documents (as hereafter defined).


AGREEMENT:

     NOW, THEREFORE, for good and valuable
consideration, the receipt and suff'ciency of which are hereby acknowledged, the parties hereby agree as follows:

                                           ARTICLE
1

DEFINITIONS

     As used in this Agreement and in the Loan
Documents, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined):

     1.1 "ADVANCE" shall mean the [nitial Advance and any subsequent advance of proceeds of the Loan by Lender pursuant to this Agreement.

     1.2 "AFFIDAVIT OF BORROWER" shall mean a sworn Affidavit of Borrower in the form of Exhibit
F-2. to accompany a Work-Related Advance Request.

     1.3 "AFFILIATE" shall mean with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person; any officer, director, partner or shareholder of such Person; and any relative of any of the foregoing. Notwithstanding anything to the contrary set forth in this definition, Affiliate shall not include (a) any shareholder of Emeritus Corporation or any relative of such shareholder, or (b) Daniel R. Baty or any Person who otherwise would be an Affiliate of Daniel R.
Baty. The term "control" means possession.
directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities. by contract or otherwise.

     1.4 "ARCHITECT/ENGINEER" shall mean an
architect or engineer employed by Borrower to perform architectural or engineering services.

     1.5 "ARCHITECT/ENGINEER AGREEMENT" shall mean a contract (written or oral, now or hereafter in effect) between Borrower and an Architect/Engineer for the performance of architectural or engineering services, as approved by Lender in writing and modified from time to time with Lender's prior written consent.

     1.6 "BASE RATE" shall mean: (a) the Citibank prime rate; or (b) such per annum rate which has been selected by Lender as the Base Rate pursuant to the terms of the following sentences. If the Base Rate then being utilized ceases to be published, then Lender shall choose as the Base
Rate a reference rate which Lender deems comparable in its sole and absolute discretion. As used above, the Citibank prime rate shall mean the rate per annum publicly announced from time to time by Citibank, N.A., New York, New York
(together with any successor, "Citibank"), as its base rate or equivalent rate of interest charged by Citibank to its largest and most creditworthy commercial borrowers, notwithstanding the fact that some borrowers of Citibank may borrow from Citibank at rates less than such announced prime rate.

     1.7 "BASIC INTEREST" shall mean the interest due and payable on the outstanding principal balance of the Note, which shall accrue on the outstanding principal balance of the Loan Amount at the lesser of (i) the Maximum Rate, or (ii) a floating rate per annum equal to seventy- five
(75) basis points above the Base Rate ("Basic
Rate"); which shall be initially determined using the Base Rate in effect on the first Business Day of the month in which the Loan Closing occurs, and thereafter shall automatically change on each Interest Rate Change Date.

     At any time during the first one-year period following the Permanent Term Commencement Date
(herein defined), Borrower shall have the one time right upon seven (7) days' prior written notice to Lender to convert the floating Basic Rate to a fixed rate for the remaining term of the Loan (the
"Conversion Option") at a rate equal to the sum of the Treasury Constant Maturity Rate as published by the Federal Reserve Bank for Treasury Notes having a maturity closest to the remaining term of the Note plus three hundred (300) basis points, provided that no Event of Default (herein defined) or Incipient Default (herein defined) of which Lender has not)fied Borrower has occurred and that Borrower has paid to Lender a conversion fee equal to one-quarter of one percent (0.25%) of the then outstanding principal balance of the Note as of the date of Borrower's notice of Borrower's exercise of the Conversion Option. In the event that Borrower does not exercise the Conversion
Option and convert the floating Basic Rate to a fixed Basic Rate during the first year after commencement of the Permanent Term, Borrower shall be conclusively deemed to have elected to retain the variable Basic Rate set forth in the preceding paragraph for the remainder of the term of the Loan until the Maturity Date. Notwithstanding the foregoing to the contrary, in the event Borrower is unable to exercise the Conversion Option on the date one year after the commencement of the Permanent Term because at such time there exists an Incipient Default of which Lender has not)fied
Borrower, and such Incipient Default is
subsequently cured by Borrower, then Borrower may exercise the Conversion Option at any time within thirty (30) days after the date the Incipient
Default is cured.

     Basic Interest shall be calculated on the basis of actual number of days elapsed during the period for which interest is being charged predicated on a year consisting of three hundred sixty (360) days. Interest shall accrue from Lender's wiring or disbursement of funds through Lender's receipt of repayment.

     1.8 "BORROWER" shall mean Fairfield
Retirement Center, LLC, a California limited liability company and its permitted successors, baneficiaries and assigns. The members of Borrower are each of the Guarantors.

     1.9 "BUDGET" shall mean a detailed budget cost itemization prepared by Borrower with respect to construction of the Work, and approved in writing by Lender, which specifies by item the cost, source of payment and draw schedule of (a) all labor, materials and services necessary for Completion of the Work; and (b) all other expenses incidental to the Completion of the Work. The
Budget shall include an interest reserve, retainage and contingency reserve deemed adequate by Lender. The original Budget for the Work shall be attached hereto as Exhibit D at such time as it has been prepared by Borrower and approved by Lender in writing.

     1.10 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any holiday on which banks in Phoenix, Arizona are required to close.

     1.11 "CASH FLOW". shall mean, for any given accounting period, net income (as determined in accordance with GAAP applied on a basis consistent with prior periods) (to the extent deducted from revenues in arriving at net income) depreciation, amortization, interest expense, accrued income taxes, Management Fees, and any expenses for the Work funded with proceeds of the Loan (excluding interest reserve payments already included in interest expense) is without duplication, income taxes actually paid, gain on the sale of assets, extraordinary income, and an amount equal to two percent (2%) of Gross Revenues (as a replacement reserve). In no instance will any capital expenditure be accounted for in determining Cash
Flow.

     1.12 "CERTIFICATE OF COMPLETION" shall mean, with respect to the Work, a certificate issued by the governmental authority having jurisdiction over the Work when all of the Work has been completed, allowing the use of the Improvements by Borrower tbr their intended purpose.

     1.13 "COLLATERAL" shall mean the Property and the Leases and any and all other property constituting security for the Loan under the Mortgage or any of the other Loan Documents.

     1.14 "COMPLETION" or "COMPLETION OF THE WORK" shall mean completion of the Work (excluding certain "punch-list" items which are not necessary for the full operation of the Project), substantially in accordance with the Plans and Specifications, the Construction Contracts, all applicable, zoning, building and other governmental laws, regulations and private restrictions, the Loan Documents, sound construction, engineering and architectural principles and commonly accepted safety standards, and lien free and free of defective materials and workmanship; and receipt by Lender of the following in form and substance reasonably satisfactory to it:

     1.14.1 A certificate of completion from
Borrower and its Architect/Engineer and, if Lender elects, from Lender's Consultant, certifying that the Work has been so completed, all utilities necessary to serve the Property have been connected and are operating, and-the Improvements are ready for occupancy by those Tenants whose tenant improvement work is included in the Budget
(if any);

     1.14.2 A Certificate of Completion;

     1.14.3 If applicable laws provide that the recording of a notice of completion for the Work will cause the expiration upon a date certain of the statutory period within which mechanics' and similar liens can be filed, verification of the recording of such notice in the manner prescribed by such laws;

     1.14.4 Final lien waivers (which may be
conditional on payments only with respect to the work, material, equipment, or services to be paid from proceeds of the final Advance);

     1.14.5 The Re-lssued Title Policy required pursuant to paragraph 5.16.9;

     1.14.6 The "AS-BUILT SURVEY" required
pursuant to paragraph 5.16.8;

     1.14.7 All environmental licenses or
approvals for operation within or on the Project if any; and any other applicable governmental permits, approvals, consents, licenses and certificates for the use and operation of the Project as a 172-unit congregate living facility;

     1.14.8 Evidence satisfactory to Lender that there are no material judgments or pending litigation or, to the best of Borrower's knowledge, threatened litigation of a material nature outstanding against the Borrower. or the Project including but-not limited to litigation or judgments which may affect title or Lender's lien position with respect to any of the Collateral or any litigation or judgment which might materially affect the ability of Borrower to perform its obligations under the Loan Documents; and

     1.14.9 Evidence satisfactory to Lender that all Debt owing to third parties and secured by the Project, or any portion thereof, has been paid except for the Debt secured by the Emeritus Deed of Trust.

     1.15 "COMPLETION DATE" shall mean the date upon which the final Advance is funded by Lender pursuant to paragraph 3.2.6.

     1.16 "CONSTRUCTION CONTRACT" shall mean a contract (written or oral, now or hereafter in effect) between Borrower and a Contractor, or between any Contractor and any other person or entity relating in any way to the Completion of the Work, including the performing of labor and the furnishing of equipment, materials or services
(other than architectural or engineering services), as approved by Lender in writing and modified from time to time with Lender's prior reasonable wriffen consent.

     1.17 "CONSTRUCTION TERM" shall mean a term commencing on the Loan Closing and ending on the earlier of (a) the date eighteen ( 18) months after the Loan Closing, or (b) the Completion
Date.

     1.18 "CONTRACTOR" shall mean a contractor employed by Borrower to provide labor and/or to furnish equipment, materials or services for any portion of the Work.

     1.19 "CONTRACTS. INTANGIBLES. LICENSES AND
PERMITS" shall mean the property so described in Exhibit A-2.

     1.20 "DEBT" means for any Person: (i) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets, (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, and (v) all indebtedness secured by a Lien existing on property owned, subject to such lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof. Debt shall not include principal and interest payments (if any) made under the note secured by the Emeritus Deed of Trust.

     1.21 "DEBT SERVICE" shall mean, for any given accounting period, all regularly scheduled principal and interest payments due under the Note plus all payments on operating and capita] leases
(including Equipment Leases) and any other Debt approved by Lender.

     1.22 "DEBT SERVICE AFTER MANAGEMENT FEE
COVERAGE RATIO" shall mean the ratio of (a) Post
Management Fees Cash Flow for the relevant period, to (b) Debt Service.

     1.23 "DEBT SERVICE COVERAGE RATIO" shall mean the ratio of (a) Cash Flow for the relevant period, to (b) Debt Service for the relevant period.

     1.24 "DEFAULT RATE" shall mean the Default
Rate of interest more fully described and set forth in paragraph 7.1.10.

     1.25 "DISTRIBUTIONS" shall have the meaning prescribed in paragraph 5.10.

     1.26 "DUE DATE" shall mean the first to occur of (i) the Maturity Date, (ii) full repayment of the Loan, or (iii) acceleration of the Loan upon the occurrence of an Event of Default under the Loan Documents.

     1.27 "EMERITUS DEED OF TRUST" shall mean that certain Deed of Trust dated luly 31, 1996 executed by Borrower for the benefit of Emeritus
Corporation, executed on August 1, 1996 under
Series No. 96-51994, Off'cial Records, Solano
County, California, as amended by instrument recorded concurrently with the Mortgage, securing payment of a promissory note in the original principal amount of $2,500,000.00 of even date therewith executed by Borrower and payable to Emeritus Corporation. The foregoing note and deed of trust shall be in form and substance acceptable to Lender.

     1.28 "EQUIPMENT LEASES" shall have the
meaning prescribed in paragraph 3.1. 18.

     1.29 "EVENT OF DEFAULT" shall have the
meaning described and set forth in  Article 6.

     1.30 "EXCESS CASH FLOW" shall mean Cash Flow minus Debt Service, for the relevant period.

     1.31 "FORCE MAJEURE EVENT" shall mean any
"Act of God", fire, strike, casualty or
governmental order, or injunction issued by a court of competent jurisdiction. which are entered for reasons other than for Borrower's acts or omissions which would constitute a default under this Agreement, or similar occurrences beyond
Borrower's reasonable control.

     1.32 "GAAP" shall mean generally accepted accounting principles.

     1.33 "GENERAL CONTRACT" shall mean that
Construction Contract dated as of January 7, 1997 between Borrower and General Contractor covering the Work for a guaranteed fixed or maximum price not to exceed $9,917,086.00, as the same may be modified from time to time with Lender's prior written consent. The General Contract shall provide that the Work shall be fully completed for the foregoing guaranteed maximum price notwithstanding (a) any future events, including without limitation, cost overruns, whether foreseeable or unforeseeable (except Force Majeure
Events) or (b) any defaults, disputes or litigation between the General Contractor and its subcontractors or materialmen.

     1.34 "GENERAL CONTRACTOR" shall mean Wright
Contracting, Inc., a California

     1.35 "GROSS REVENUE" shall mean for any given accounting period, the aggregate gross rental income, percentage rental income and all other income from the Property realized during such period in accordance with GAAP.

     1.36 "GUARANTIES" shall mean those guaranties of payment and performance and subordinations executed by the Guarantors and more particularly described in paragraph 5.12. "Guaranty" shall mean any one ofthe Guaranties.

     1.37 "GUARANTORS" shall mean BW (Fairfield)
Real Estate Corporation, a California corporation,
Emeritus Corporation, a Washington corporation and NorthBay Health Advantage, a California public non-profit benefit corporation.

     1.38 "IMPROVEMENTS" shall mean all
improvements to be constructed upon the Real
Property as part of the Work, together with any off-site improvements which must be completed in connection therewith, all as set for in the Plans and Specifications and the Construction
Contract(s) and as described in the Budget.

     1.39 "INCIPIENT DEFAULT" shall mean the
occurrence of any event, which with the giving of notice or the passage of time or both, would constitute an Event of Default under the Loan
Documents.

     1.40 "INITIAL ADVANCE" shall mean the initial
Advance in an amount not to exceed $411,393.60, in accordance with the terms and provisions of this Agreement including, without limitation, paragraph
2.3.

     1.41 "INTEREST RATE CHANGE DATE" shall mean the first Business Day of the publisher of the Base Rate during each calendar month following the date of the [nitial Advance of the Loan.

     1.42 "LEASES" shall mean all of the leases of the Real Property or any portion thereof made by Borrower as landlord, together with any and all other existing or future leases or other agreements for the use and/or occupancy of the Real Property or any portion thereof by Borrower as landlord, as the same may from time to time be modified or amended.

     1.43 "LENDER" shall mean FINOVA Capital
Corporation, a Delaware corporation, and/or its successors and assigns.

     1.44 "LENDER'S CONSULTANT" shall have meaning given to it in paraaraph 9.1.

     1.45 "LOAN" shall mean the advances of money
(including any accrued interest and other charges under the Loan Documents not paid when due) made by Lender to Borrower, or on Borrower's behalf, pursuant to this Agreement and the Loan Documents.

     1.46 "LOAN CLOSING" shall mean the date the Initial Advance is advanced to Borrower from Lender, which advancement will be made through escrow with the Title Agent, and which Lender and Borrower contemplate will be no later than January
17, 1997.

     1.47 "LOAN DOCUMENTS" shall mean those
documents (including this Agreement) now or hereafter evidencing, securing or otherwise ancillary to the Loan, as they may be hereafter amended, renewed, replaced or restated.

     1.48 "LOAN FEE" shall mean a fee for the Loan in the amount of Two Hundred Fifty-Six Thousand
Dollars ($256,000.00).

     1.49 "MANAGEMENT AGREEMENT" shall mean that Agreement to Provide Management Services to an
Assisted Living Facility dated August 13, 1996 between Borrower and Manager, or such other management agreement from time to time entered into between Borrower and a manager governing the management of the Property, and reasonably approved in writing by Lender.

     1.50 "MANAGEMENT FEES" fees payable pursuant to the Management Agreement, not to exceed five percent (5%) of the Gross Revenue for the period with respect to which the Management Fees are paid.

     1.51 "MANAGER" shall mean Emeritus
Corporation, a Washington corporation or such other Person who has been designated to act as the manager of the Property and approved in writing by Lender.

     1.52 "MATURITY DATE" shall mean the earlier to occur of (i) the date falling ninety (90) months after the Loan Closing, or (ii) the sixth
(6th) anniversary date of the Permanent Term
Commencement Date.

     1.53 "MAXIMUM LOAN AMOUNT" shall mean the maximum principal amount of the Loan, which shall be least of (a) TWELVE MILLION EIGHT HUNDRED
THOUSAND AND NO/100 DOLLARS ($12,800,000.00), (b)
the sum of (i) one hundred percent ( 100%) of the costs of the Work set forth in the Budget and designated as costs to be paid from Loan proceeds, and (ii) all other amounts Lender is obligated to advance hereunder, or (c) eighty percent (80%) of the appraised completed stabilized value of the Project upon Completion, as determined by Valuation Counselor's, Inc.

     1.54 "MAXIMUM RATE" means the maximum rate of nonusurious interest permitted from day to day by applicable law, and calculated after taking into account any and all relevant fees, payments, and other charges in respect of the Loan Documents which are deemed to be interest under applicable law.

     1.55 "MORTGAGE" shall mean the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing securing Borrower's obligations under the Loan Documents as more fully described in paragraph 3.1.1.2. as it may be hereafter amended, renewed, replaced or restated.

     1.56 "NOTE" shall mean the promissory note of Borrower evidencing the Loan, as more fully described in paragraph 2.6. as it may be hereafter amended, renewed, replaced or restated.

     1.57 "OBLIGATIONS" shall mean any and all of the covenants, warranties, representations and other obligations, including the obligation to repay the Loan, made or undertaken by Borrower or others to Lender, or others as set forth in the Loan Documents, any other documents or instruments executed in connection with the Loan.

     1.58 "PERMITTED ENCUMBRANCES" shall mean all matters shown on Exhibit B.

     1.59 "PERSON" shall mean an individual,
trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization.

     1.60 "PERSONAL PROPERTY" shall mean all items of personal property, tangible and intangible
(including without limitation, fixtures, furniture, inventory, supplies, vehicles, machinery and equipment, together with all chattel paper, documents, instruments, accounts, contract rights, proprietary rights, rights to payment, trademarks, tradenames, copyrights, patents and patent rights, general intangibles, and books and records) owned by Borrower and used in connection with the Real Property or the operation of Borrower's business thereon, or necessary or incident to the operation of Borrower's business on the Real Property, whether now owned or hereafter acquired, together with all products and proceeds of the same, all as more fully described in Exhibit A-2 attached hereto and incorporated herein by this reference.

     1.61 "PERMANENT TERM" shall mean a permanent term for the Loan running from the Permanent Term
Commencement Date through the Maturity Date.

     1.61 "PERMANENT TERM COMMENCEMENT DATE" shall mean the first day following the end of tne
Construction Term.

     1.62 "PLANS AND SPECIFICATIONS" shall mean the architectural, structural, mechanical, electrical and other plans and specifications for the construction of the Project and the completion of tne Work and prepared by the Architect(s)/Engineer(s), as approved by Lender and as modified from time to time with Lender's prior written consent.

     1.63 "POST MANAGEMENT FEES CASH FLOW" shall mean shall mean, for any given accounting period, net income (as determined in accordance with GAAP applied on a basis consistent with prior periods)
(to the extent deducted from revenues in arriving at net income) depreciation, amortization, interest expense, accrued income taxes, and any expenses for the Work funded with proceeds of the Loan (excluding interest reserve payments already included in interest expense), without duplication, income taxes actually paid, gain on the sale of assets, extraordinary income, and an amount equal to two percent (2%) of Gross Revenues
(as a replacement reserve). In no instance will any capital expenditure be accounted for in determining Post Management Fees Cash Flow.

     1.63 "PRINCIPAL WORK-RELATED ITEMS" shall mean the Plans and Specifications and all agreements between Borrower and third parties pertaining to the Work, including, without limitation, the Construction Contract(s) and the Architect/Engineer Agreement(s), as approved by
Lender in writing and modified from time to time with Lender's prior written consent.

     1.64 "PROJECT" shall mean the 172 unit
congregate living facility to be constructed on the Real Property.

     1.65 "PROPERTY" shall mean the Personal
Property and the Real Property.

     1.66 "REAL PROPERTV" shall mean the real property legally described on Exhibit A- I attached hereto and incorporated herein by this reference, and all improvements and additions thereto, and all mineral rights, easements and other rights appurtenant thereto, all as more fully described in the Mortgage.

     1.67 "REQUIRED COMPLETION ASSURANCE DEPOSITS" shall mean all amounts deposited by Borrower with Lender pursuant to paraaraph 5.22 of this Agreement.

     1.68  "REQUIRED COMPLETION DATE" shall mean
the date which is eighteen ( 18) months after the Loan Closing subject to Force Majeure Events not exceeding sixty (60) days in the aggregate as Force Majeure Events not constituting casualties
(e.g., flood, earthquake, fire and similar types of occurrences) and as to Force Majeure Event constituting casualties, not exceeding a time deemed reasonable by Lender in the circumstances given the nature and extent of such casualty.

     1.69 "REQUIRED FINANCIAL INFORMATION" shall mean:

     (a) Copies of financial statements of
Borrower and the Property for all fiscal quarters ending prior to the scheduled Maturity Date of the Note, which shall be delivered to Lender no more than thirty (30) days after the end of each fiscal quarter;

     (b) Copies of annual financial statements for Borrower and the Property for all fiscal years ending prior to the Maturity Date of the Note, which shall be delivered to Lender no more than one hundred twenty (120) days after the end of each fiscal year,

     (c) Copies of the annual financial statement of such Guarantor as of December 31 of each calendar year prior to the Maturity Date of the Note, to be delivered no later than May 1 of each calendar year with respect to the immediately preceding calendar year. Copies of the federal income tax returns of each Guarantor (except for Emeritus Corporation) shall be delivered to Lender within thirty (30) days aRer same are filed with the Internal Revenue Service;

     (d) A copy of each Form 10-K and Form 10-Q filed by Emeritus Corporation with the United
States Securities Exchange Commission, which shall be delivered to Lender within thirty (30) days after filing such form with said comnussion; and

     (e) To the extent not included under
subparagraph (a) above, a rent rolVtenant summary reflecting the status of all Leases of the Property or portions thereof, and accounts receivable and accounts payable agings for each calendar quarter (with year- to-date figures) and each calendar year falling within the term of the Loan prepared in accordance with GAAP, which shall be delivered to Lender within thirty (30) days after the end of each calendar quarter (in the case of quarterly statements) and within ninety
(90) days after the end of each calendar year (in the case of annual statements) during the term of the Loan.


     The financial statements delivered pursuant to subparagraphs (a) and (b) above shall include:
for Borrower, certified balance sheets, statements of income and expenses and statements of cash flow; and for Guarantors, balance sheets. The financial statements shall be prepared in accordance with GAAP, consistently applied and prepared in accordance with the "accrual basis" of accounting; and shall be in reasonable detail.
Borrower's financial statements shall include calculations of Cash Flow, Debt Service, Excess
Cash Flow, Gross Revenue, the Debt Service
Coverage Ratio for the period in question and the Debt Service After Management Fee Coverage Ratio for the period in question; and shall include a reconciliation of, and copy of the bank statement from, each of the Special Accounts including a summary of all expenditures made therefrom. All financial statements of Borrower shall be certified to be true, complete and correct in all material aspects by the manager or members of Borrower, and include a signed statement by the principal financial officer of Borrower that the financial statements represent fairly, in all material respects, the financial position and operation of Borrower subject to annual year end adjusting entries. All Guarantors' financial statements shall be signed and certified as true, correct and complete in all material respects by the subject Guarantor. Borrower's annual financial statements required pursuant to subparagraph (b) shall be audited by a firm of certified public accountants satisfactory to Lender and shall include a separate accountant's certificate acceptable to Lender, and a management letter from the auditors to Borrower detailing any deficiencies in Borrower's accounting practices and commenting on any other accounting- related matters.

     1.70 "SPECIAL ACCOUNTS" shall mean the
Operating Cash Flow Account and Management Fee
Account, all as defined in paragraph 5.6.

     1.71 "TENANTS" shall mean each and every party now or hereafter entitled to the possession and use of the Property, or any part thereof, pursuant to the Leases.

     1.72 "TITLE AGENT" shall mean Chicago Title
Company.

     1.73 "TITLE COMPANY" shall mean Chicago Title
Company.

     1.74 "TITLE POLICY" shall have the meaning given to it in paragraph 3. 1.4.

     1.75 "UNCOVERED COST OF THE WORK" shall mean the amount equal to the excess (if any) of (a) the remaining unpaid costs of Completion of the Work over (b) the committed and undisbursed portion of the Loan and any Required Completion Assurance
Deposits held by Lender.

     1.76 "WORK" shall mean the construction of the Project and the installation of any and all furniture, furnishings, fixtures and/or equipment required by this Agreement or shown as costs on the Budget the Plans and Specifications or the Construction Contract(s) tor the Project.

     1.77 "WORK PROGRESS SCHEDULE" shall mean the schedule for the Completion of the Work and parts thereof, as reasonably approved by Lender in writing. The Work Progress Schedule shall be attached hereto as Exhibit E at such time as it has been prepared by Borrower and reasonably approved by Lender in writing.

     1.78 "WORK-RELATED ADVANCE" shall mean any Advance made for the purpose of paying or reimbursing Borrower for the costs of the Work.

     1.79 "WORK-RELATED ADVANCE REQUEST" shall mean the written application of Borrower on Lender's standard forms made by Borrower specifying by name and amount all parties to whom Borrower is obligated for labor, materials, equipment or services supplied for the Completion of the Work whether or not specified in the Budget, and requesting a Work- Related Advance for payment of such items, accompanied by an Affidavit of Borrower and such schedules, affidavits, releases, waivers, statements, invoices, bills and other documents as Lender may request.


ARTICLE 2
                          LOAN AMOUNT AND TERMS

     2.1 MAXIMUM LOAN AMOUNT AND TERM. Lender hereby agrees to make the Advances to Borrower in a principal sum not to exceed the Maximum Loan
Amount, provided Borrower has complied with, and subject to the terms and conditions of, this Agreement and all other Loan Documents. Unless
Lender, in its sole and absolute discretion, agrees in writing with Borrower to make such Advances thereafter on terms and conditions satisfactory to Lender, Borrower shall not be entitled to obtain Work-Related Advances after the Required Completion Date.

     2.2 USE, ALLOCATION AND TIMING OF ADVANCES.
Borrower shall use Advances (after the Initial
Advance) only for payment of and reimbursement for hard and soft construction costs and interest reserve set forth in the Budget and designated as costs to be paid from the Loan proceeds. All
Advances shall be subject to the conditions and limitations of paragraph 3.2 below.

     2.3 USE AND ALLOCATION OF INITIAL ADVANCE.
The proceeds of the Initial Advance shall be disbursed by Lender on the Loan Closing to or for the benefit of Borrower through an escrow established with Title Agent, for use in strict accordance with the Initial Advance Disbursement
Schedule attached hereto as Exhibit G.

     2 .4  [INTENTIONALLY NOT USED]

     2.5 BASIC INTEREST. Basic Interest shall begin to accrue on each Advance as of the date disbursed by Lender by check or wire transfer to the Title Agent or Borrower. and such Advance shall be added to the outstanding principal balance of the Loan on such date. An Advance shall be deemed to have been disbursed by Lender to Borrower and deemed to be part of the outstanding principal balance of the Loan if disbursed to a third party on Borrower's behalf or disbursed to the Title Agent to hold for disbursement to Borrower subject to the furfillment of certain conditions to which Borrower has agreed. Interest shall accrue on Advances only to the extent of the outstanding principal balance of the Loan.

     2.6 THE NOTE. In order to evidence the Loan,
Borrower shall execute and deliver to Lender the
Note in the Maximum Loan Amount, which Note shall be payable in accordance with the terms set forth therein and in this Agreement, with Basic Interest at the rates set forth therein and herein. The principal balance and interest thereon shall be payable as follows:

     2.6.1 CONSTRUCTION INTEREST PAYMENTS.
Commencing on the first day of the second calendar month following the Loan Closing and on the first day of each calendar month thereafter during the Construction Term, Borrower shall remit monthly payments consisting of accrued Basic Interest (at the Basic Rate) on the outstanding principal balance of the Loan (in arrears); provided that, during the Construction Term, as long as there is no Event of Default or Incipient Default, such Basic Interest shall be paid from the interest reserve set forth in the Budget, until such interest reserve is exhausted, at which point
Borrower will commence making such interest payments.

     2.6.2 PERMANENT TERM INTEREST PAYMENTS.
Commencing on the first day of the first full calendar month after the Permanent Term
Commencement Date, and on the first day of each calendar month thereafter until the first day of the thirteenth (13th) full calendar month after the Permanent Term Commencement Date (the
"Principal Commencement Date") Borrower shall remit monthly payments consisting of accrued Basic
Interest (at the Basic Rate) on the outstanding principal balance of the Loan (in arrears).

     2.6.3 PERMANENT TERM PRINCIPAL AND INTEREST
PAYMENTS. Commencing on the Principal Commencement
Date through Lender's receipt of repayment of the Loan in full, Borrower shall remit monthly payments consisting of the amounts specified in
2.6.2 above plus principal in an amount which would be amortized monthly if the outstanding principal balance of the Loan Amount on the Principal Commencement Date was being fully amortized in consecutive level monthly installments of principal and interest calculated over two hundred forty (240) months, assuming a fixed interest rate for purposes of calculating such amortization equal to the Basic Rate in effect on the Principal Commencement Date.

     2.6.4 PAYMENT OF REMAININA AMOUNTS. The
remaining principal balance of the Note together with all accrued but unpaid Basic Interest and all other amounts payable thereunder and hereunder shall be all due and payable in tull upon the Due
Date.

     2.7 PREPAYMENT.

     2.7.1 VOLUNTARY FULL PREPAYMENT. Borrower shall have no right to prepay the Loan in whole or in part at any time prior to the third anniversary date of the Loan Closing. At any time after the third anniversary date of the Loan Closing, Borrower may, upon giving Lender (i) thirty (30) days advance written notice thereof if Borrower has exercised the Conversion Option, or (ii) ninety (90) days advance written notice thereof if Borrower has not exercised the Conversion Option, prepay all, but not a portion of, the amount of principal and interest due on this Note provided that (A) on the date of such prepayment Borrower shall also pay to the order of Lender on the date of prepayment a fee (the "Prepayment Fee"); (B) no Event of Default exists; and (C) Borrower pays, in addition to the full principal amount of the Note, all accrued but unpaid interest at the applicable interest rate and all fees and other charges then outstanding. The Prepayment Fee shall be equal to the appropriate amount set forth below:

     (a) If Borrower has not exercised the
Conversion Option, an amount equal to $100,000;
and

     (b) If Borrower has exercised the Conversion
Option, if there is a decline between the yield to maturity (expressed as a percentage) on the date the Basic Rate was fixed pursuant to the Conversion Option on United States Treasury Notes with a maturity closest to and prior to the scheduled Maturity Date (the "Existing Treasury
Note Rate")
and the yield on United States Treasury Notes with a maturity closest to and prior to the scheduled
Maturity Date as reported in the Wall Street lournal or similar publication reasonably acceptable to Lender on the fifth business day preceding the prepayment date (the "Future
Treasury Note Rate"), an amount equal to the product of (i) the difference between the Existing
Treasury Note Rate and the Future Treasury Note
Rate (expressed as a percentage) multiplied by
(ii) the outstanding balance of the Note inclusive of all accrued and unpaid interest as of the date of prepayment and further multiplied by (iii) the number of whole and fractional years remaining until the scheduled Maturity Date.

     2.7.2 INVOLUNTARY PREPAYMENT. The Prepayment
Fee shall be due
and payable on all amounts paid prior to the due date thereof for any reason including, without limitation, refinancing, acceleration
(upon the occurrence of an Event of
Default or otherwise) or otherwise. The foregoing
Prepayment Fee represents the
estimate of Lender and Borrower of a fair average compensation for the loss that mav be sustained by Lender due to the payment of any of the indebtedness evidenced by the Note prior to the due date thereof stated herein. Such Prepayment
Fee shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid hereunder.

     2.7.3 PREPAYMENT IN FIRST THREE YEARS.
Although a prepayment of the Loan is prohibited during the period within three (3) years after the Loan Closing, in the event Borrower tenders prepayment of the Loan in whole or in part during such period and the prohibition on such prepayment is not enforceable under applicable law, or is waived by Lender, the Prepayment Fee applicable to such a prepayment shall be equal to fifteen percent ( 15%) of the amount so prepaid.

     2.7.4 UNPERMITTED PARTIAL PAYMENTS. In the event Borrower makes any partial prepayment(s) of principal not permitted hereunder, such prepayment(s) shall be deemed a payment(s) of the principal as of the scheduled Maturity Date, and interest shall continue to accrue on the full Loan amount as if such prepayment(s) had not been made until the scheduled Maturity Date.

     2.8 APPLICATION OF PAYMENTS. All payments received by Lender in respect of the Loan shall be applied first to any late charges and other fees and expenses due under the Loan Documents, then to accrued and unpaid interest and then to outstanding principal.


ARTICLE 3
                       CONDITIONS PRECEDENT TO THE
LOAN

     3.1 CONDITIONS TO LOAN CLOSING AND INITIAL
ADVANCE. The obligation of Lender to make the Initial Advance is subject to the following express conditions precedent, which requirements must be satisfied at least three (3) Business Days prior to the Loan Closing, unless such paragraph states that the condition must be satisfied on or before the Loan Closing, or on or before ten ( 10)
Business Days prior to the Loan Closing.

     3.1.1 LOAN DOCUMENTS. On or before the Loan
Closing, Borrower shall have executed or obtained execution of and delivered to Lender the following documents and instruments, the final form and substance of which shall be acceptable to Lender

     3.1.1.1 The Note;

     3.1.1.2 Deed of Trust, Security Agreement,
Assignment of Leases and Rents and Fixture Filing securing the Note and all of Borrower's obligations under the other Loan Documents
(excluding the Environmental Certificate with
Representations, Covenants and Warranties described in paragraph 3.1.1.8) and constituting:
(a) a first and prior lien on the fee title to the Real Property, including all buildings and improvements now or hereafter located on the Real
Property, and all fixtures and attachments of and to the buildings now on the Real Property, if any, and those to be erected on the Real Property and all rights and interest appurtenant thereto; (b) a first priority assignment of all

Borrower's interest in and to the Leases including without limitation all rents, issues or profits therefrom; and (c) a security agreement establishing a valid first priority security interest in and to all of the Personal Property not otherwise encumbered in another Loan Document;

     3.1.1.3 UCC - I Financing Statements for filing and recording as required to perfect all of the security interests granted andfor created pursuant to the Loan Documents;

     3.1.1.4  A Collateral Assignment of
Agreements;

     3.1.1.5 An Acknowledgment of Assignment and
Subordination Agreement (Contractor);

     3.1.1.6 An Acknowledgment of Assignment and
Subordination Agreement (Engineer);

     3.1.1.7 An Acknowledgment of Assignment and
Subordination Agreement (Architect);

     3.1.1.8 An Environmental Certificate with
Representations, Covenants and Warranties;

     3.1.1.9 The Guaranties;

     3.1.1.10 A Subordination Agreement executed by each Emeritus Corporation, NorthBay Health
Advantage, and BW (Fairfield) Real Estate
Corporation;

     3.1.1.1 I The Account Agreements required by paragraph 5.6 below;

     3.1.1.12 A "comfort letter" from NorthBay
Healthcare Systems (the "Parent"), wherein the
Parent agrees for the benefit of Lender to undertake certain obligations with respect to the financial strength and ability of its subsidiary, NorthBay Health Advantage; and

     3.1.1.13 A separate Assignment of Leases and
Rents. according to Lender, as additional security tor the Loan. a first priority assignment of all of Borrower's rights under and interest in all Leases and the rents payable thereunder;

     3.1.1.14 This Agreement;

     3.1.1.15 Escrow Agreement with respect to the money to be held in escrow under paragraph 5. 11;
and

     3.1.1.16 Such other documents and security instruments as Lender deems necessary to effectuate the purposes hereof.

     3.1.2 ORGANIZATION DOCUMENTS. Borrower shall provide, at Borrower's cost and expense, the following organizational documents, the final form and substance of which shall be acceptable to Lender in its reasonable discretion (collectively
"Organization Documents"):

     3.1.2.1 Certified copies of Borrower's
organizational documents and all amendments thereto;

     3.1.2.2 A certificate of "Status" from the Secretary of State, State of California and tax clearance from the California franchise tax board;

     3.1.2.3 A Company Authorization of Borrower authorizing its obtaining the Loan, ratifying the terms of this Agreement, approving the Loan
Documents, and setting forth the person or persons authorized to execute the Loan Documents on behalf of Borrower;

     3.1.2.4 Certified copies of the Articles of Incorporation and by- laws of each Guarantor and all amendments thereto;

     3.1.2.5 Certificate of "Good Standing" or
"Status" from the State of incorporation addressing the corporate status of each Guarantor and tax clearance from the California franchise tax board;

     3.1.2.6 True and correct certified copies of the bylaws and all amendments thereto of each Guarantor;

     3.1.2.7 Corporate Resolution of the corporate manager of Borrower authorizing Borrower's obtaining the Loan, ratifying the terms of this Agreement, approving the Loan Documents, and setting forth the person or persons authorized to execute the Loan Documents on behalf of Borrower;

     3.1.2.8 Corporate Resolution of each
Guarantor authorizing such Guarantor's guarantee of the Loan. ratifying the terms of the Guaranty approving the Guaranty, and setting forth the person or persons authorized to execute the Guaranty on behalf of such corporation; and

     3.1.2.9 Any other organization documents and/or verifications of authority, consent and existence as Lender may reasonably require.

     3.1.3 GOVERNMENTAL APPROVALS. On or before ten (10) Business Days prior to the Loan Closing,
Borrower shall deliver to Lender, and Lender shall be satisfied with copies of any licenses or approvals for construction of the Improvements and operation (within or on the Real Property) of the Property as a congregate living facility, if any;
and any other applicable governmental permits, approvals, consents, licenses and certificates for the construction of the Improvements of the Property or which may affect the value of the Collateral.

     3.1.4 TITLE INSURANCE COMMITMENT. On or
before ten ( 10) Business Days prior to the Loan
Closing, Title Agent shall issue or be committed to issue an extended coverage lender's policy of title insurance (the "Title Policy") underwritten by Title Company in an amount not less than the amount of the Loan (with a pending disbursements clause acceptable to Lender) and insuring the lien of the Mortgage to be a first priority lien on the Property, subject only to the Permitted
Encumbrances, and including such endorsements and co-insurance as Lender reasonably requires.

     3.1.5 SURVEY. On or before ten ( 10) Business
Days prior to the Loan Closing, Borrower shall deliver to Lender an ALTA/ACSM survey of the Property by a licensed surveyor acceptable to Lender and the Title Company dated not more than sixty (60) days prior to the Loan Closing and certified in favor of Borrower, Lender, and the Title Company. The certification shall be in a form reasonably acceptable to Lender and the Title
Company.

     3.1.6 APPRAISAL. On or before ten (10)
Business Days prior to the Loan Closhg, Borrower shall deliver to Lender a current MAI as-built appraisal of the Property prepared by Valuation
Counselors, Inc., establishing that the completed stabilized value of the Project is not less than $15,940,000.00.

     3.1.7 INSURANCE. Borrower shall provide
evidence that there is in effect such hazard, earthquake, flood, business interruption, public liability, builder's risk and other insurance as is required by Lender, and written by insurers, and in forms and amounts, satisfactory to Lender.

     3.1.8 LITIGATION. There shall be no material judgments or pending litigation (beyond that disclosed in Exhibit C hereto) or, to the best of Borrower's knowledge, threatened litigation of a material nature outstanding against Borrower. the Property or any Guarantor, including but not limited to litigation or judgments which may affect title or Lender's lien position with respect to any of the Collateral or any litigation or judgment which might materially, adversely affect the ability of Borrower or any Guarantor to perform its obligations under the Loan Documents.

     3.1.9 TAXES. Borrower shall provide evidence that all taxes and assessments levied against or affecting the Collateral have been paid current;
or in the event Borrower has commenced a legal or administrative challenge to any such tax or assessment, evidence that such liability has been bonded over, or that funds for the payment thereof
(in the amount of the original assessment) have been escrowed with an independent third party with provisions for the payment thereof reasonably satisfactory to Lender.

     3.1.10 HAZARDOUS WASTE. Borrower shall
provide to Lender, at Borrower's sole cost and expense, a Phase I Environmental Site Assessment of the Property (the "Site Assessment"). The results of such Site Assessment must be satisfactory to Lender. Lender has the right to require Borrower to retain the services of an environmental engineer acceptable to Lender to perform such additional environmental investigations as may be required by Lender. Such investigations may include but are not limited to soil and ground water testing to fully identify the scope of any environmental issues impacting the Property. All costs incurred in performing any additional investigation shall be borne by Borrower. If any environmental issues exist prior to the Loan Closing, Lender reserves the right, in its sole and absolute discretion, to terminate this Agreement. However, if Lender determines, in its sole discretion, that known environmental problems with respect to the Property are capable of being resolved at a reasonable cost, Lender may proceed with the closing and funding of the Loan provided that suff'cient funds, as determined by Lender in its sole discretion, are held back from the Loan proceeds and deposited into an escrow account which is established for the purpose of securing all aspects of correcting the subject environmental problems and is pledged to Lender.
Release of such escrowed funds will be controlled exclusively by Lender.

     3.1.1 1 ZONING. Borrower shall provide
evidence reasonably satisfactory to Lender that the Real Property is properly zoned for its intended use as a congregate living facility and that any and all zoning stipulations have been complied with.

     3.1.12 ACCESS. PARKING AND COMMON AREAS.
Lender shall be reasonably satisfied that all easements and other agreements providing for public access to, adequate parking for, and the maintenance of any and all common areas and party walls related to the Property and its intended use as a congregate living facility are in effect, fully enforceable, and tully assignable to Lender as part of its collateral for the Loan.

     3.1.13 UTILITIES. Borrower shall provide evidence reasonably satisfactory to Lender that all utilities, including without limitation, water, gas and electricity, are available to the Real Property (or will be upon Comptetion of the Work), and that the suppliers of such utilities have the capacity to serve the Real Property in amounts necessary for its intended use as a congregate living facility and are committed to supply those utilities in such amounts upon Completion of the Work.

     3.1.14 ADDITIONAL CONSTRUCTION-RELATED
REQUIREMENTS. Borrower shall provide to Lender (at least ten (10) Business Days prior to the Loan
Closing):

     3.1.14.1 a payment bond which is issued by a surety satisfactory to Lender and in a form satisfactory to Lender and is for the construction of the Improvements adequate to cause all persons providing labor, materials, equipment or services with respect thereto to look solely to such bond, rather than the Property and other security for the Loan, in the event of non-payment;

     3.1.14.2 a performance bond or bonds which is/are issued by a surety satisfactory to Lender and in a form satisfactory to Lender, covering contracts for the Improvements and naming Lender as co- obligee;

     3.1.14.3 if required by Lender, a soils test report with respect to the suitability of the soils on the Real Property for purposes of constructing the Work;

     3.1.14.4 if required by Lender, a traffic study with respect to the impact of existing and anticipated traffic upon the Property;

     3.1.14.5 if the survey of the Real Property indicates that the Real Property is within a flood zone, a flood and drainage study with respect to the Real Property and the Improvements;

     3.1.14.6 the Architect/Engineer Agreement and consent to the assignment of that agreement to Lender; such certificates as Lender may require from the Architect/Engineer regarding the adequacy of the Plans and Specifications (including, without limitation, their compliance with the Americans With Disabilities Act and all other applicable laws and regulations) and the Budget and such other matters as Lender may deem pertinent;

     3.1.14.7 the Plans and Specifications;

     3.1.14.8 the Budget;

     3.1.14.9 a detailed draw schedule acceptable to Lender, and the Work Progress Schedule;

     3.1.14.10 The General Contract and any other
Construction Contracts, any other consents from the General Contractor and any other Contractor to the assignment of their contracts to Lender; and such certificates and financial information as Lender may request from the General Contractor and any other direct contractors regarding their financial viability, the adequacy of the Budget and such other matters as Lender may deem appropriate;

     3.1.14.11 A construction completion schedule to which Borrower shall agree to adhere; failure of Borrower to comply with and adhere to such construction schedule (subject to a Force Majeure
Event) shall constitute an Event of Default;

     3.1.14.12 A list of all contractors and major subcontractors who will perform work, all whom must be reasonably satisfactory to Lender;

     3.1.14.13 Evidence that the General Contract provides that (a) the General Contractor must begin and complete construction by certain specified dates in accordance with the Loan
Documents and (b) change orders will be permitted only up to amounts of $15,000 for any single occurrence and up to $150,000 in the aggregate;

     3.1.14.14 Financial statements for the last two (2) years and federal employer tax identification numbers for the General Contractor, any other direct contractors, and, if required by Lender, the major subcontractors; and

     3.1.14. 15 Copies of all other direct
contracts with contractors and all major subcontracts all of which shall be reasonably acceptable to Lender.

     3.1.15 EQUITY INVESTMENT. Borrower shall deliver evidence that $2,500,000.00 cash equity has been invested in the Property so that such cash equity and the committed but undisbursed Loan
Amount equals the total costs for the Work set forth in the Budget.

     3.1.16 GENERAL INFORMATION. Borrower shall provide Lender with legible copies of all Property-related information which Lender may trom time to time reasonably request.

     3.1.17 REVIEW AND APPROVAL OF RELATED
DOCUMENTATION. Borrower shall have provided to Lender, and Lender shall have reviewed and approved all documentation reasonably deemed material by Lender to the present condition and proposed operation or use of the Property.

     3.1.18 EQUIPMENT LEASES. Lender shall have reviewed and approved all leases and financing agreements covering furniture, fixtures, equipment and other personal property used on the Property
(the "Equipment Leases"). The obligations under the Equipment Leases shall be considered
"indebtedness for borrowed money", "debt" and "expense" of Borrower for purposes of this Loan
Agreement. In addition, Borrower
shall provide to Lender written agreements from each of the equipment lessors or financiers under such Equipment Leases granting to Lender rights to notice and cure under such Equipment Leases.

     3.1.19 ESTABLISHMENT OF SPECIAL ACCOUNTS.
Borrower shall have established each of the Special Accounts.

     3.1.20 MATERIAL ADVERSE CHANCE. Lender shall have the right to terminate this Agreement at any time prior to the Loan Closing and to retain the Loan Fee in the event of any material adverse change in the financial condition of Borrower or of any Guarantor (as compared to the financial condition as presented in the financial information provided to Lender as of the date of the commitment letter dated September 12, 1996, from Lender to Borrower).

     3.1.21 OPINION LETTERS. A favorable legal opinion of counsel for Borrower and each Guarantor, which counsel must be reasonably acceptable to Lender, dated as of the Closing
Date, covering the due authorization, execution, delivery, enforceability, validity and binding effect of the Loan Documents to which the Borrower and each of the Guarantors, respectively, is a party, and (except with respect to the Guarantors and Guaranties) of all liens and security interests granted thereby, compliance with applicable usury laws (provided, however, such opinion may assume that Lender is the holder of a valid commercial finance lender license issued by the State of Califomia and/or that the Loan was arranged by a real estate broker licensed in the State of California) and such other matters as Lender may reasonably require. The Loan Documents provide that California law applies to certain portions of the Loan Documents and that Arizona law applies to all other portions of the Loan
Documents. The attorney for Borrower and the Guarantors will not be required to opine on the enforceability of the choice of law provisions and will be entitled to assume, with respect to the portions of the Loan Documents covered by Arizona law, that Arizona law is identical to California law. [n connection with such usury opinion, counsel shall be required to opine that the Loan is not usurious (without reliance cn any usury savings clause). Each such opinion of counsel shall confirm, to the satisfaction of Lender, that the opinion is being delivered to Lender at the instruction of the party represented by such counsel, that Lender is entitled to rely on such opinion, that for purposes of such reliance Lender is deemed to be in privily with the opining counsel, and that such counsel shall not assert and waive any position to the contrary.

     3.1.22 TAX LIEN SEARCH. Lender will have obtained a tax lien, litigation, judgment and UCC searches conducted on Borrower and each Guarantor, all of which shall be satisfactory to Lender.

     3.1.23 CREDIT REFERENCES. Borrower shall provide to Lender credit references for Borrower and each Guarantor, which shall be satisfactory to Lender.

     3.1.24 START-UP FINANCIAL STATEMENTS.
Borrower shall provide to Lender copies of the "start-up" financial statements of Borrower and copies of the financial statements of each Guarantor for the last two (2) fiscal year ends.

     3.1.25 TERMINATIONS BV EXISTING LENDERS. On or before the Loan Closing, Borrower's existing lenders shall have executed and delivered to the Title Agent all UCC and mortgage terminations evidencing the termination of their liens and security interests (except for the Emeritus Deed of Trust), in a form satisfactory to Lender and the Title Company.

     3.1.26 MISCELLANEOUS. Borrower shall furfill any other reasonable conditions and provide such additional information, security and documentation as may be required by Lender and the results of all credit inquiries, tax lien, litigation, judgment and UCC searches on Borrower, Guarantors and the Property shall have proven satisfactory to Lender.

     3.1.27 ASSIGNMENT OF RIGHTS. To the extent assignable, Lender shall receive from Borrower a valid first priority assignment of (and to the extent reasonably required by Lender, Borrower will use reasonable efforts to obtain rights to cure defaults under) any and all management contracts, equipment leases and any other contracts, agreements, licenses and permits as are necessary or desirable for the operation, design, construction and use of the Property as a congregate living facility (the "Contracts and Licenses"). The form and content of all Contracts and Licenses shall be fully acceptable to Lender.

     3.2 ADDITIONAL CONDITIONS TO ADVANCES. In addition to all other terms and conditions set forth herein, Advances shall be subject to satisfaction of all of the following conditions and limitations:

     3.2.1 FREQUENCY OF ADVANCES. Advances shall be made no more frequently than monthly and each such monthly disbursement shall be based upon actual completed work in place rather than upon percentage of completion.

     3.2.2 ADVANCE LIMITATIONS. Lender shall have no obligation to make an Advance if the undisbursed portion of the Loan Amount is less than the unpaid costs of Completion of the Work.

     3.2.3 RETAINAGE. During the Construction
Term, Lender shall withhold from each Work-Related
Advance an amount equal to ten percent (10%) of such costs ("Basic Retainage") or such greater amount as is provided for in the General Contract or any other Construction Contracts for the Work
("Additional Retainage"). The Basic Retainage shall be released as provided in paragraph 3.2.7 below. The Additional Retainage shall be released at the times specified in the applicable
Construction Contract(s).

     3.2.4 ADVANCE REQUEST AFFIDAVIT. Each
Work-Related Advance shall be conditioned upon Lender's receipt and reasonable approval of all items required to be delivered by Borrower pursuant to Exhibit F hereof.

     3.2.5 TITLE INSURANCE: AND SURVEY. NO BREAK
IN PRIORITY. Advances shall be subject to the receipt of the Title Policy, Title Policy endorsements, trailing mechanics' and materialmen's lien waivers on a thirty (30) day basis and any surveys required pursuant to paragraphs 3.1.4, 3.1.S. 5.16.8 and 5.16.9.
Borrower shall not commence any work on the Property prior to recordation of the Mortgage, if it would affect priority of the Mortgage.

     3.2.6 FINAL CONSTRUCTION ADVANCES. Subject to the escrow provisions of paragraph 3.2.7 below, the final Advance (including all Basic Retainage and any unused contingency reserves) shall be made directly to the Title Agent upon Compledon.

     3.2.7 POST-COMPLETION ESCROW. Upon the
funding of the fina! Advance, the Title Agent shall retain in escrow (and invest in an interest bearing account for the benefit of Borrower) the Basic Retainage and any unused contingency reserves. The Basic Retainage and any unused contingency reserves shall be funded by Title
Agent to, or at the direction of, Borrower upon Borrower's written certification to Lender that all "punch list items" have been resolved to Borrower's satisfaction, accompanied by a certificate from the Borrower's Architect/Engineer and Lender's Consultant certifying to the same, and Lender's subsequent written notice to Title
Agent to fund such Basic Retainage and any unused contingency reserves. At the time of making each disbursement of the Basic Retainage and any unused contingency reserves, the Title Agent shall, as a condition to such disbursement, be irrevocably committed to issue to Lender a date-down endorsement to the Title Policy meeting the substantive requirements of paragraph 5.16.9 hereof; provided, however. that actual issuance of a date- down endorsement may be deferred by the Title Agent until its final advance of such Basic
Retainage, whereupon a final date-down endorsement
(or reissued Title Policy, as the case may be) shall be issued to Lender.

     3.2.8 DISBURSEMENTS THROUGH TITLE COMPANY.
Lender will make the initial Advance and the final
Advance directly to the Title Agent. Other
Advances may, at Borrower's election, be made directly to Borrower provided that all conditions precedent to the making of an Advance have been satisfied.

     3.3 CONDITIONS TO ALL ADVANCES AFTER THE LOAN
CLOSING. All Advances made after the Loan Closing shall be subject to the furfillment of each of the following conditions precedent:

     3.3.1 NO DEFAULT: REAFF1RMATION OF
REPRESENTATIONS AND WARRANTIES. No Event of
Default or Incipient Default exists and all representations and warranties shall be reaffirmed as of the Advance date.

     3.3.2 MATERIAL ADVERSE CHANGE. There shall exist no material adverse change in the financial condition of Borrower, the Property proforma, or any Guarantor (as compared to the financial condition as presented in the financial information provided to Lender as of the date of this Agreement).

     3.3.3 OTHER. Lender shall have received, reviewed and approved all other items required under this Agreement that are conditional to the making of an Advance.

     3.3.4 ADVANCES AGAINST GOODS. Lender shall have the right to approvc or disapprove disbursements for stored or ordered goods. Without limiting the generality of such right, Lender may condition its approval of disbursements of the Loan for payments of or deposits upon stored or ordered goods upon Lender's prior receipt of the following:

     3.3.4.1 Evidence satisfactory to Lender that such goods are covered by the insurance policies required to be delivered pursuant to paragraph
5.14;

     3.3.4.2 Evidence satisfactory to Lender from the vendor of such goods that, upon tull payment tO the vendor ownership of such goods will vest in the name of Borrower free and clear of any liens or claims of the vendor or any other third party;

     3.3.4.3 (i) Evidence satisfactory to Lender that the goods are and upon disbursement shall be stored upon the Property in a manner which is adequate to protect the goods against theft and damage and otherwise satisfactory to Lender; or

     (ii) if the goods will not be stored upon the Property at disbursement, evidence (including the original warehouse receipt) satisfactory to Lender that the goods are being fabricated or sold by a reputable and creditworthy vendor, that the goods are being or will be stored in a bonded warehouse or storage yard unless the goods are still being fabricated ant that the warehouse or storage yard has been not)fied of Lender's security interest.


ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF
BORROWER

Borrower hereby represents and warrants as follows:

     4.1 Borrower is a validly existing limited liability company duly organized and in good standing under the laws of the State of California; is in good standing and is authorized and has the requisite power and authority to conduct business in the State of California; and has the full legal right and authority to make this Agreement and to borrow hereunder.

     4.2 The execution, delivery, and performance by Borrower of the Loan Documents will not (a) violate any provision of any law of the United
States of America, the State of Califonia, any municipal department or governmental authority; or
(b) result in the breach of, or require any consent under, or result in the creation of any lien, charge, or encumbrance upon any property or assets of Borrower pursuant to, any indenture or other agreements or instruments to which Borrower is a party or by which Borrower or its property may be bound or affected, other than as specifically provided herein.

     4.3 The proceeds of the Loan will be used by Borrower solely for the purposes specified in this Agreement, and in all events for a valid business purpose of Borrower.

     4.4 All information set forth in Borrower's loan application and in the financial statements given by Borrower to Lender and all other information given (or to be given) by Borrower to Lender in connection with the Loan, including any statement regarding Borrower's past credit dealings, is true, correct, and complete in all material respects. No material adverse change has occurred as of the Loan Closing in any such financial condition nor with respect to any other information supplied by Borrower to Lender.

     4.5 The Loan Documents are in all respects legal, valid, and binding upon Borrower, according to their terms (other than as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, similar laws relating or affecting rights of creditors generally or general principles of equity) and grant to Lender direct, valid, and enforceable first liens upon, and security interests in, the Collateral, and the Loan Documents executed by the Guarantors are in all respects legal, valid and binding upon Guarantors according to their terms.

     4.6 No bill of sale, security agreement, financing statement or other instrument affecting title or creating security interests (except those executed in favor of Lender) has been or will be executed in connection with or with respect to any of the Collateral, except for liens which have been released on or before the Loan Closing, the Permitted Encumbrances and Personal Property financing or dispositions disclosed to and approved in writing by Lender or permitted under the Loan Documents.

     4.7 The consummation of the Loan described in this Agreement and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, deed of trust, loan or credit agreement, articles of organization, regulations, or any breach of any other agreement or instrument to which Borrower is a party or by which Borrower may be bound or affected.

     4.8 Except as disclosed on Exhibit C. there are no judgments, and no actions, suits, or proceedings pending, or to Borrower's knowledge threatened, against or affecting Borrower or the Collateral, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at law or in equity, or before or by any governmental authority, and Borrower is not in default with respect to any writ, injunction, decree, or demand of any court or any governmental authority, other than as specifically disclosed on Exhibit C.

     4.9 Borrower has received no written notice of and, to Borrower's knowledge, there is not any violation of any law, municipal ordinance, or order, or of any requirement of the State of California or any other state, municipal department or other governmental authority, which violations in any way relate to or affect Borrower or the Property.

     4.10 Except as otherwise specifically
provided herein to the contrary. the title to the Collateral and Borrower's interest therein as of the Loan Closing is free and clear of all liens, encumbrances, and security interests except only the Permitted Encumbrances.

     4.11 The Loan Documents and all other
instruments executed and delivered to Lender in connection with this Loan were executed and delivered in accordance with the requirements of law.

     4.12 Borrower is and shall continue to be the lawful owner of the Collateral; no third party, including without limitation any Affiliate of Borrower has any interest in the Collateral (or any part thereof) or in Borrower's interest in the Collateral except as described in Exhibit "B"; and Borrower agrees to protect, preserve, and defend
Lender's interest in the Collateral and the title thereto.

     4.13 All utility services (including water, storm and sanitary sewer, gas, electric and telephone facilities and garbage removal) necessary for the Completion of the Work and the intended use of the Property as congregate living facility are available to the Real Property (or will be upon Completion); the suppliers of such utilities have the capacity to serve the Property and are committed to supply such utilities in such amounts as are required upon Completion; and all fees and deposits due to the suppliers of such utilities have been paid current or amounts adequate for such purposes have been reserved in the Budget.

     4.14 All Leases, contracts and agreements relating to the Property, or utilized in connection therewith, or constituting any portion of the Collateral, are in full force, and true and correct copies of all such Leases, contracts and agreements have previously been furnished to Lender.

     4.15 No services, work, equipment or
materials of any kind that may give rise to any mechanics or similar statutory lien, including, without limitation, site work, clearing, grubbing, draining or fencing of the Real Property has been performed or commenced on the Real Property or otherwise provided in connection with the Work, except to the extent that such servicts, work, equipment, materials have been fully disclosed in writing to Lender and Title Company and the Title
Policy insures the priority of the Mortgage over all mechanics and similar liens.

     4.16 Each of the representations and
warranties made by Borrower in the Loan Documents shall be considered and determined to have been made by Borrower at the time of its execution of this Agreement and to have been made again at the time of each Advance and shall survive funding of the Loan, and shall survive the Loan Closing.

     4.17 The relationship of Borrower and Lender is that of debtor and creditor, and it is not the intention of either of such parties by this or any other instrument being executed in connection with the Loan to establish a partnership, and the parties hereto shall not under any circumstances be construed to be partners or joint venturers.

     4.18  Borrower has dealt with no mortgage
broker, finder or placement agent with regard to the Loan except for Sutter Securities
Incorporated. Borrower shall indemnify and hold
Lender harmless from any and all claims for fees or compensation claimed to be due in connection with the Loan as a result of the acts of Borrower.

     4.19 The Real Property has legal access to publicly dedicated streets.


ARTICLE 5
                             COVENANTS OF
BOWRROWER

     Borrower hereby covenants and agrees as
follows (with the understanding that unless specifically provided to the contrary herein, a breach of any of the following covenants shall constitute an Event of Default upon expiration of any cure period provided in Article 6):

     5.1 NO ADDITIONAL LIENS. Subject to its right to contest such lien in accordance with the Mortgage, and except for the Permitted
Encumbrances, Borrower shall not allow any liens, encumbrances or other interests to affect the Collateral or any part thereof or Lender's first priority lien therein without the prior written consent of Lender, which may be withheld in Lender's sole and absolute discretion.

     5.2 NO ADDITIONAL DEBT. During the term of the Loan, Borrower shall not, without Lender's prior written consent, which may be withheld in Lender's sole and absolute discretion, incur any additional Debt with respect to, or in connection with its ownership and operation of the Property
(including without limitation any contingent or guarantor liability), except for (a) short term accounts payable incurred in connection with the ordinary course of Borrower's construction and operation of the Property, (b) the Debt secured by the Emeritus Deed of Trust, and (c) loans to Borrower by members of Borrower in lieu of a capital contribution to Borrower, which loans shall be expressly subordinated to the Loan and not secured by any Collateral.

     5.3 RESTRICTIONS ON TRANSFER. Except for (a) the lease of space in accordance with the approval requirements of paragraph 5.18 (including the lease of space to residents occupying the Project pursuant to the Lender-approved form of residency agreement), and (b) the disposal of Personal
Property when such property is replaced with property of equal or greater value subject to Lender's first priority lien, without repayment of the Loan in full (including any applicable prepayment premium), Borrower shall not sell.
transfer. tease, encumber or otherwise dispose of the Collateral or any part thereof or interest therein without the prior written consent of Lender. which consent may be withheld bv Lender in its sole and absolute discretion.

     5.4 REQUIRED FINANCIAL INFORMATION. Borrower shall timely tender, or cause to be tendered, the Required Financial Information as described in
Article I hereof.

     5.5 LIMITATION ON MANAGEMENT AND DEVELOPMENT
FEES.

     5.5.1 LIMITATION ON MANAGEMENT CONTRACT.
Borrower shall not pay to any Affiliate of Borrower or of any Guarantor, any fees for the operation and management of the Project or any fees for consulting services rendered in connection therewith, until the thirteenth full calendar month after the commencement of the Permanent Term. Borrower may pay to the Management
Fee Account (defined in paragraph 5.6 below) any fees for the operation and management of the Project which would otherwise have been paid to any Affiliate of Borrower prior to the date thirteen full calendar months after the commencement of the Permanent Term. Thereafter, Borrower shall pay only such fees for the operation and management of the Project (and consulting services rendered in connection therewith) which do not exceed those provided for in any management or consulting agreement as reasonably approved by Lender and in any event shall not exceed six percent (6%) of the Gross
Revenues of the Project. Lender acknowledges that Borrower has agreed to pay Emeritus Corporation a fee of five percent (5%) of the Gross Revenues of the Project to manage the Project, pursuant to that certain Agreement to Provide Management
Services to an Assisted Living Facility dated
August 13, 1996 which Lender has approved and has agreed to pay NonhBay Health Advantage a fee of one percent (1%) of the Gross Revenues of the Project for consulting services associated with the Project pursuant to that certain Consulting
Agreement dated August 13, 1996 which Lender has approved. Borrower shall not enter into any other contract to manage the Project or any substantial portion thereof or to render consulting services to Borrower in connection therewith without Lender's prior written consent, which will not be unreasonably withheld or delayed. Any consent to such management contract may be conditioned upon
(a) the agreement of the manager thereunder that all fees to be paid to it are subordinated to the payment of any sums owing to Lender under the Note and any other sums then due and payable by Borrower to Lender under any other instrument securing the payment of the Note and cannot be paid or collected during the occurrence and continuance of an Event of Default, (b) Borrower collaterally assigning its rights under such contract to Lender as additional collateral for the Note, and (c) the consent of the manager to such collateral assignment. The form of such collateral assignment and consent of manager shall be subject to the approval of counsel for Lender.
Borrower agrees to pay all of Lender's costs and expenses incurred in connection with reviewing the foregoing described matters.

     5.5.2 LIMITATION ON CONSTRUCTION TERM FEES.
During the Construction Term, Borrower shall not pay to any Affiliate of Borrower or of any Guarantor, any contractor's fee, construction management fee. development tee or any other similar fee, compensation or payment
(collectively, the "Construction and Development
Fees"), except for Twelve Thousand Three Hundred
Dollars ($12,300) per month (constituting Ten
Thousand Dollars ($10,000) as compensation and Two
Thousand Three Hundred Dollars ($2,300) as overhead) to BW (Fairfield) Real Estate
Corporation pursuant to that certain Development
Agreement between BW (Fairfield) Real Estate
Corporation and Borrower dated May 17, 1985, and
One Thousand Nine Hundred Twenty Dollars ($ 1,920) per month to NorthBay Health Advantage pursuant to that Borrower's limited liability company agreement which has been approved by Lender. Any such Construction and Development Fees in excess of the forgoing amounts may be paid by Borrower solely pursuant to the foregoing agreement and only upon the achievement of Completion and the commencement of the Permanent
Term of the Loan. Lender shall have the right to approve any other agreements between Borrower and any Aff'liate of Borrower or of any Guarantor regarding the Construction and Development Fees.

     5.6 SPECIAL ACCOUNTS. Borrower shall maintain two (2) segregated accounts (collectively, the "Special Accounts") with a federally insured bank approved by Lender, as provided herein. Such bank, Borrower and Lender shall enter into an account agreement acceptable to Lender, which includes the bank's waiver of any right of set off and grants to Lender the exclusive right to withdraw all funds in the Special Accounts upon an Event of Default under the Loan Documents. Borrower shall deliver to Lender within thirty (30) days after the end of each calendar quarter, an accounting of all deposits and withdrawals of each of the Special
Accounts. The Special Accounts shall consist of the Operating Cash Flow Account, and the
Management Fee Account as follows:

     5.6.1 Prior to the commencement of the
Permanent Term, Borrower shall deposit all of Borrower's Cash Flow into an account (the
"Operating Cash Flow Account"). Borrower shall have no right to make withdrawals from the Operating Cash Flow Account prior to the Permanent
Term. So long as there is no Event of Default or Incipient Default of which Lender has not)fied
Borrower under the Loan Documents, on the first day of the Permanent Term (or, if such funds may not be withdrawn due to the existence of an Incipient Default which is thereafter cured, then on the date such Incipient Default is cured), Borrower may withdraw all amounts previously deposited in the Operating Cash Flow Account.

     5.6.2 As more fully set forth in paragraph
5.5.1, prior to the thirteenth ( I 3th) full calendar month after the commencement of the Permanent Term, Borrower shall deposit within an account (the "Management Fee Account") any fees for the operation and management of the Project and fees for consulting services rendered in connection therewith. So long as there is no Event of Default or Incipient Default of which Lender not)fied Borrower under the Loan Documents. on the first day of the Permanent Term (or if such funds may not be withdrawn due to the existence of an Incipient Default which is thereafter cured. then on the date such Incipient Default is cured)
Borrower may withdraw all amounts previously deposited in the Management Fee Account.

     5.7 INSPECTIONS. Lender and Lender's
Consultant or Lender's designee shall have the right to inspect the Property at any time prior to Completion, and Borrower hereby agrees to reimburse Lender upon request and presentation of written invoices, for any and all reasonable travel expenses and other costs incurred by Lender in performing a monthly inspection of the Work prior to Completion; provided, however, Lender may, at its election, advance such expenses and costs directly to itself under the Loan. Borrower agrees that Lender retains the right to inspect the Property after Completion once each calendar year when no Event of Default exists and as often as Lender may deem appropriate when an Event of Default exists; and, Borrower hereby agrees to reimburse Lender upon request and presentation of written invoices, for any and all reasonable travel expenses and other costs incurred by Lender in performing such inspections.

     5.8 ANNUAL RECERTIFICATION REGARDING
ENVIRONMENTAL MATTERS. Borrower shall, upon
Lender's request, on each anniversary of the Loan
Closing, throughout the term of the Loan, provide to Lender a written statement signed by an officer of Borrower certifying that all representations and warranties set forth in the Environmental
Certificate with Representations, Covenants and
Warranties executed by Borrower on the Loan
Closing remain, as of such anniversary date, true, correct and complete in all material respects, together with a detailed explanation of any exceptions to such certification.

     5.9 DEBT SERVICE RATIOS.

     5.9.1 DEBT SERVICE COVERAGE RATIO. Commencing with the first full calendar quarter after "Stabilization" (as defined herein) Borrower shall maintain with respect to the Property a Debt
Service Coverage Ratio of 1.25:1. The foregoing ratio shall be tested quarterly, on a trailing twelve (12) month basis. As used herein, Stabilization shall be deemed to have occurred on the earlier of (i) the last day of the calendar quarter in which the Project reaches ninety-four percent (94%) occupancy, or (ii) the last day of the fifteenth ( I 5th) full calendar month after the commencement of the Permanent Term.

     5.9.2 DEBT SERVICE AFTER MANAGEMENT FEE
COVERAGE RATIO. Commencing with the first full calendar quarter after "Stabilization" (as defined herein) Borrower shall maintain with respect to the Property a Debt Service After Management Fee
Coverage Ratio of 1.15:1. The foregoing ratio shall be tested quarterly, on a trailing twelve
(12) month basis.

     5.10 LIMITATIONS ON DISTRIBUTIONS. Capital distributions loans to. and/or repayment of loans from any Affiliates (including without limitation the Debt secured by the Emeritus Deed of Trust and loans to Borrower by members of Borrower in lieu of capital contributions to Borrower)
(collectively "Distributions") shall be made by Borrower during the term of the Loan only on the following terms and conditions:

     5.10. 1 No Distributions shall be made prior to the Permanent Term;

     5.10.2 During the Permanent Term,
Distributions may be made only once each calendar quarter from Excess Cash Flow after all Required
Financial Information for the immediately preceding calendar quarter has been delivered to and approved by Lender; Lender shall deliver notice of approval or disapproval to Borrower within thirty (30) days of Lender's receipt of the Required Financial Information for such quarter;

     5.10.3 There exists no Event of Default or Incipient Default of which
Lender has notified Borrower under the Loan
Documents;

     5.10.4 Without limiting the generality of subparagraph 5.10.3 above, the most current financial information provided by Borrower to Lender demonstrates that the Property is in compliance with the Debt
Service Coverage Ratio and Debt
Service After Management Fee Coverage Ratio requirements set forth in paragraph 5.9 above; and

     5.10.5 Without limiting the generality of subparagraph 5.10.3 above,
Borrower has not incurred any additional Debt except as permitted by the Loan Documents, without Lender's prior written consent.

     Any Distribution not taken in one quarter may be carried over to a future quarter and taken out at that time, so long as Borrower is entitled to a Distribution at that time under the requirements set forth in this paragraph.

     5. 11 ESCROWED FUNDS. Contemporaneously with the initial Advance, Lender shall advance to the Title Company the sum of $2S0,000.00 under the Note (the "Escrowed Funds") to be held in escrow by the Title Company to secure Borrower's obligations under the Note pursuant to a written escrow agreement in a form satisfactory to Lender
(the "Escrow Agreement"). On or before ninety (90) days after the date hereof Borrower shall deliver to Lender a letter of credit (the "Letter of Credit") in such amount, as security for the payment and performance of the Obligations and as a replacement for the Escrowed Funds, in which event the Escrowed Funds shall be released to Borrower.

     At such time as Borrower not)fies Lender that it desires to replace the Escrowed Funds with a Letter of Credit in favor of Lender, Lender agrees to accept said
Letter of Credit in exchange for the Escrowed
Funds provided that (i) the Letter of Credit shall be in an amount of $250,000.00, (ii) the Letter of Credit shall be unconditional, shall permit partial draws and otherwise shall be in a form and for a term acceptable to Lender. (iii) the Letter of Credit shall be issued by a bank acceptable to Lender, (iv) the

Letter of Credit shall have an expiration date no sooner than one year after its issuance date, (v) the Letter of Credit shall provide according to its terms that it will be automatically renewed for successive one-year periods unless the issuer of the Letter of Credit not)fies Lender in writing that it has elected not to extend such Letter of Credit at least sixty (60) days prior to its expiration, (vi) no Event of Default shall have occurred and (vii) Borrower shall pay tor Lender's reasonable costs and expenses (including legal fees) associated with such exchange of collateral.
Upon the earlier to occur of (A) such time as the Debt Service Coverage Ratio has been l. lS to 1.0 or greater for a one year period during the Loan term as evidenced by the Required Financial
Statements, or (B) payment in full of the Obligations, any Letter of Credit held by Lender and any portion of the Escrowed Funds (including all interest included in the Escrowed Funds) which have not been applied by Lender in accordance herewith, shall be returned to Borrower. Borrower shall replace the Letter of Credit (which replacement Letter of Credit shall be in form and for a term acceptable to Lender and be issued by a bank acceptable to Lender) no later than forty-five (45) days prior to the expiration of the then current Letter of Credit. Lender shall have the right to draw upon the Letter of Credit upon the occurrence of an Event of Default.

     5.12 GUARANTIES. Borrower shall cause
Guarantors to execute the Guaranties and shall deliver them to Lender at the Loan Closing. The
Guaranties shall constitute an unconditional guarantee of the Obligations of Borrower to Lender. If during the Permanent Term, Borrower maintains a Debt Service Coverage Ratio of 1.25 to
1.0 for two (2) consecutive calendar quarters
(based upon the Required Financial Information), then on such date, provided no Event of Default or Incipient Default of which Lender has not)fied
Borrower exists, the guaranteed amount under the Guaranties executed by BW (Fairfield) Real Estate
Corporadon and NorthBay Health Advantage (but not
Emeritus Corporation) shall be reduced to fifty percent (S0%) of the Obligations. Provided there is no Event of Default or Incipient Default of which Borrower has received notice from Lender at such time, the Guaranties of all of the Guarantors shall terminate on the fifth anniversary of the Loan Closin& In the event a Guarantor is not entitled to a reduction or termination of its Guaranty because of the existence of an Incipient
Default of which Lender has not)fied Borrower and such Incipient Default is cured by Borrower within the time period permitted in the Loan Documents, such Guarantor shall be entitled to a reduction or termination of its Guaranty upon the date the Incipient Default is cured.

     5.13 LAWS. Borrower will comply with all applicable laws and regulations, including, without limitation, all environmental laws and regulations applicable to the Property.

     5.14 INSURANCE. Borrower will maintain all insurance policies required by Lender, upon forms required by Lender, and written by insurers and in amounts satisfactory to Lender; and will deliver such policies or copies thereof to Lender.

     5.15 MAINTENANCE OF LICENSES. ETC. Borrower shall maintain in force at all times. and apply in a timely manner for renewal of, all licenses, patents, approvals, permits franchises, trademarks, tradenames and other agreements necessary to cause Completion of the Work to occur and to operate the Property, the loss of which would have a material adverse effect upon Borrower or upon the operation of the Property or the ability of Borrower to perform its obligations under the Loan Documents, and shall give Lender at least thirty (30) days prior written notice of the proposed amendment of any of such licenses, patents, permits, franchises, trademarks, tradenames and other agreements.

     5. 16 Construction-Related Covenants.
Borrower shall:

     5.16.1 cause commencement and completion of the Work to occur in substantial compliance with the Work Progress Schedule, subject to Force
Majeure Events (not to exceed sixty (60) days in the aggregate), all in accordance with the Plans and Specifications, Construction Contract(s), applicable laws, regulations and private restrictions, the Loan Documents, sound construction, engineering and architectural principles and commonly accepted safety standards and free from defective materials and workmanship;
subject to Force Majeure Events not to exceed sixty (60) days in the aggregate, cause Completion to occur on the Required Completion Date. The Work Progress
Schedule shall require commencement of the Work to occur in thirty (30) days following Loan Closing;

     5.16.2 pay when due all costs, expenses and claims pertaining to the Work; and deliver to Lender during the course of the Work in order to monitor and/or provide assurance that the Work is proceeding lien free in accordance with the requirements of this Agreement: bills of sale, conveyances and paid invoices pertaining to the Work; all waivers and releases of lien or claims on the Real Property and/or the Improvements on account of the Work Lender may deem necessary or may request for its protection; and from persons acceptable to Lender, additional engineering or architectural studies and reports as Lender or Lender's Consultant may requue,

     5.16.3 record all notices of
commencement/completion and similar notices permitted by applicable laws and regulations which have the effect of shortening periods within which mechanics and similar liens may be filed;

     5.16.4 not enter into any ArchitectlEngineer
Agreement or Construction Contract with respect to the Work except upon terms and with such parties as Lender may reasonably approve in writing (which approval or rejection shall occur within five (5)
Business Days after Lender's receipt of a request tor such approval);

     5.16.5 deliver to Lender true and complete copies of all Principal Work- Related Items and all other Contracts, Intangibles, Licenses and Permits;

     5.16.6 not amend any of the Principal
Work-Related Items without Lender's consent, except for change orders which (a) do not change the cost of Completion of the Work by more than Fifteen Thousand and No/100 Dollars ($15,000.00) individually or One Hundred Fifty Thousand and
No/100 Dollars ($150,000.00) in the aggregate beyond that shown in the Budget as originally approved by Lender, and (b) do not materially affect the design, structural integrity or quality of the Improvements. Borrower shall deliver to Lender, immediately upon execution thereof, all change orders with respect to the Work including those within the scope of clauses (a) and (b) above;

     5.16.7 perform all its obligations and
preserve its rights under the Principal
Work-Related Items in force and secure the performance of the other parties to the Principal
Work-Related Items and all other Contracts, Intangibles, Licenses and Permits;

     5.16.8 deliver to Lender promptly after the completion of the foundation and, if required by Lender, after the pouring of a street, curbstone or concrete slab on the Real Property, a survey prepared in accordance with the requirements of paragraph 3.1.5 showing such Improvements, their location within Property lines and a lack of encroachments, and deliver to Lender promptly upon the Completion, a survey which is certified to Lender, and the Title Company showing the "as-built" Improvements and othervvise satisfying the requirements of paragraph 3.1.5;

     5.16.9 deliver to Lender prior to or
concurrently with each WorkRelated Advance, a date down endorsement in a form acceptable to Lender issued by the Title Company insuring that the Mortgage at the time of each Work-Related Advance, constitutes a valid first lien upon the Real
Property or title, subject only to the Permitted
Encumbrances; upon construction of the foundation for any building comprising part of the Improvements deliver to Lender an endorsement
("foundation endorsement") insuring that the foundations, as constructed, are located within all setback and boundary lines of the Real
Property and do not encroach upon any easements, rights of way (public or private) or upon any other adjoining landowner's property; and upon the final advance by Title Agent of the Basic
Retainage described in paragraph 3.2.7 hereof, Borrower shall deliver, or cause Title Agent to deliver, to Lender a date down endorsement or a re-issued title policy ("Re-lssued Title Policy") meeting the substantive requirements set forth above.

     5.16.10 after obtaining knowledge or
receiving notice thereof: correct or cause to be corrected (a) any material defect in the Work, (b) any material departure in the completion of the Work from the Plans and Specifications and the Construction Contract(s) unless expressly permitted in this Agreement or consented to in writing by Lender, (c) any failure of the Work to comply with applicable laws, regulations or restrictions of record, sound construction, engineering or architectural principles or commonly accepted safety standards or (d) any encroachment of any part of the Improvements on any set-back or boundary line, easement, or other restricted area;

     5.16.11 promptly deliver to Lender any and all notices received by Borrower that it is not complying with applicable laws, regulations and private restrictions pertaining to the Work or that the Work is not being completed in accordance with the Plans and Specifications, the Construction Contract(s), sound construction, engineering and architectural principles and commonly accepted safety standards;

     5.16.12 notify Lender in writing if and when the unpaid costs of Completion of the Work exceeds or appears likely to exceed the undisbursed portion of the Loan and any undisbursed Required
Completion Assurance Deposit(s) held by Lender;

     5. l6. 13 cause all materials supplied for or intended to be utilized in the Completion of the Work, but previously not affixed to or incorporated into the Improvements, to be stored on the Real Property with adequate safeguards, to prevent loss, theft, darnage or commingling with other materials; and

     5.16.14 promptly after receipt by Borrower, deliver to Lender copies of all building permits and certificates of acceptance and/or occupancy relating to the Work.

     5.17 SUBORDINATION OF DEBT TO AFFLIATES.
Borrower shall obtain and deliver to Lender
Subordination Agreements (collectively, the
"Subordination Agreements") in form and substance satisfactory to Lender, from Guarantors, and from Affliates of Borrower or of Guarantor
(collectively, the "Subordinating Parties") subordinating any and all obligations now or hereafter owing to such Subordinating Party by Borrower (including, without limitation, all management fees, salaries and loan repayments) to Borrower's obligations to Lender under the Loan
Documents; subordinating the lien of any deed of trust or other security instrument in any of Borrower's assets to liens created by Lender's
Mortgage and other Loan Documents; and evidencing such Subordinating Party's agreement to not exercise any remedies against Borrower with respect to such loans so long as the Loan is outstanding. Bona fide indebtedness owed by Borrower to an Affiliate in the way of salary and other compensation paid on an arm's-length basis to bona tide employees of Borrower shall not be subject to a Subordination Agreement.

     5.18  LEASES. Prior to the commencement of
the Permanent Term, Borrower shall obtain from all tenants and subtenants under any leases or subleases (except for residents occupying the Project pursuant to the Lender approved form of residency agreement) which will be in effect upon the commencement of the Permanent Term, and deliver to Lender, estoppel certificates executed and effective as of a date not earlier than thirty
(30) days prior to the commencement of the Permanent Term, and (where required) subordination agreements, embodying such subordination, attornment and other provisions as Lender deems necessary. The form and content of all leases, subleases, tenancies, licenses and any other agreements with tenants or subtenants of the Project shall be reasonably acceptable to Lender;
however Lender may elect to approve Borrower's standard form of residency agreement in advance in which event Borrower shall be authorized to enter into residency agreements on such standard form without, in each instance, Lender's consent. All leases, subleases, tenancies, licenses and other agreement shall contain provisions, in form and content reasonably acceptable to Lender, subordinating such leases, in lien and priority to all payments due Lender under the Loan Documents.

     5.19 SIGNAGE. Throughout the Construction
Term, Borrower shall maintain prominent
informational signage acceptable to Lender, stating that financing was provided by Lender and including the telephone numbers of Lender's New
York, Chicago, and Scottsdale, Arizona offices.

     5.20 FURTHER ASSURANCES. Borrower will
execute or cause to be executed all documents and do or cause to be done all acts reasonably deemed necessary or appropriate by Lender to perfect and to continue the perfection of the first priority security interests of Lender in the security for the performance of the obligations or otherwise to effect the intent and purposes of the Loan
Documents.

     5.21 MEDICARE/MEDICAID REPORTS. Borrower shall submit to Lender all certificates of necessity, licenses, inspection reports for licensure, and, if applicable, Medicaid and Medicare purposes, for the Project, within thirty
(30) days of issuance.

     5.22 REQUIRED COMPLETION ASSURANCE DEPOSITS.
If at any time the remaining Project costs which must be incurred before Completion can occur
("Completion Costs") are more than the committed and undisbursed portion of the Loan and, in any event within ten ( 10) days after Lender's demand that it do so, Borrower shall deliver to Lender cash deposits equal to the shortfall ("the
Required Completion Deposit Assurances"). In the event of any dispute, the necessity for an amount of any Completion Deposit shall be determined by Lender at its discretion based upon the approved
Budget and the advice of Lender's Consultant. The required Completion Deposit may be deposited in a non-interest bearing account and need not be segregated from any of Lender's other funds.
Lender shall disburse the Required Assurance
Completion Deposits to pay and/or reimburse
Borrower for the cost of the Work prior to any further disbursement of Loan proceeds for such purposes but subject to the terms and conditions of the Loan Documents. Borrower shall promptly notify Lender in writing ifand when the Completion
Costs appear likely to exceed the committed and undisbursed portion of the Loan and any undisbursed Required Completion Assurance Deposits held by Lender.

     5.23 ARCHITECTURAL AND ENGINEERING REPORTS.
Borrower shall pay when due the cost of all architectural, engineering, structural and mechanical studies, reports and inspections with respect to the design and construction of the Project.

     5.24 OTHER COVENANTS. Borrower shall timely perform and strictly comply with all other covenants set forth in the Loan Documents.

                                           ARTICLE
6
                                 EVENTS OF DEFAULT

     For all purposes under this Agreement, any of the following shall be deemed to constitute an Event of Default hereunder and under the Loan
Documents:

     6.1 A failure to pay when and as the same shall become due and payable, whether by maturity or otherwise, any interest, principal or other amounts required to be paid hereunder or on the Note or under any of the Loan Documents; which default continues for a period of five (5) days after Lender delivers written notice of such failure to Borrower; provided, however, Lender shall only be obligated to deliver two such notices within any twelve month period and if Lender has delivered two written notices of prior failures to Borrower, Lender shall not be obligated to deliver any additional written notices of subsequent failures within the twelve
(12) month period after the two written notices of the prior failures and an Event of Default shall be deemed to occur automatically upon the subsequent failure to pay any such sum when due and payable within said twelve (12) month period without any notice to Borrower;

     6.2 Any failure on the part of Borrower to strictly comply with and perform any term, provision, covenant, or condition contained in the Loan Documents not covered by paragraph 6.1 above, or the default on any other indebtedness or obligation of Borrower to Lender, or the failure of any warranty or representation of Borrower to be true (provided, however, that any such failure shall not constitute an Event of Default if performance of any non-monetary obligation or covenant not specifically addressed in paragraph
6.3 through 6.23 below is commenced immediately and completed within thirty (30) days after written notice demanding performance thereof;
provided, however, that if such performance is of a nature that it cannot be completed solely by the payment of money to a third party. and cannot otherwise be accomplished within such thirty (30) day period, then so long as

Borrower has commenced and is diligently pursuing such performance, it shall have such additional time as is necessary (but in no event more than an additional sixty (60) days to complete such performance);

     6.3 The voluntary or involuntary commencement of bankruptcy or insolvency proceedings or the filing for an arrangement or composition of creditors against Borrower or upon the filing of any suit or legal action materially adversely affecting the Collateral or adversely affecting
Borrower's ability to perform its obligations under the Loan Documents unless such proceeding is involuntary and is dismissed within sixty (60) days of commencement or filing;

     6.4 Immediately upon any final action, rule, law, or decision of any legislative or administrative body or of any court which would materially impair or adversely affect the lien or enforceability of this Agreement or any one or more of tne Loan Documents;

     6.5 Immediately upon the commencement of any action or proceeding to establish, assert, perfect, foreclose, or enforce any claim, restriction, encumbrance, deficiency tax assessment, or tax lien, on or with respect to the Collateral, whether or not superior or inferior to the lien of the Loan Documents unless such matter is fully insured by the Title Company, unless
Borrower within thirty (30) days from the commencement of such action causes the same to be dismissed, or unless Borrower shall within such thirty (30) day period record and serve a surety bond pursuant to California law or otherwise fully protect Lender from any loss or liability arising therefrom;

     6.6 Immediately upon the assignment by
Borrower, without Lender's prior written consent, of any of the Loan Documents or any rights of Borrower thereunder;

     6.7 Immediately upon the material damage or destruction of the Collateral by any casualty not covered by insurance required pursuant to paragraph5.14 hereof or rendering impossible, in Lender's reasonable judgment, the Completion of the Work in accordance with the Budget, or upon Completion, the continued operation of the Property as a congregate living facility;

     6.8 Immediately upon the Borrower's
abandonment of all or any part of the Collateral or the cessation, upon Completion, of operation of the Property as a congregate living facility;

     6.9 Immediately upon the insolvency of
Borrower or the execution by Borrower of an assignment for the benefit of its creditors; or the convening by Borrower of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts;

     6.10 Immediately upon the admission in
writing by Borrower that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature;

     6.11 Immediately upon the existence or the filing of any lien or encumbrance against any and all of the Collateral, other than those permitted hereunder, unless Borrower shall immediately record and serve a surety bond pursuant to applicable law or otherwise fully protect Lender from any loss or liability arising therefrom;

     6.12 Immediately upon the occurrence of any default under, or breach of any provision of, covenants, conditions and restrictions or easements now or hereafter recorded against the Real Property or any part thereof, which default materially affects the value, use or operation of the Property;

     6.13 Immediately upon Borrower's failure to
(i) pay any taxes due on the Collateral prior to such taxes being delinquent, or (ii) maintain insurance on the Collateral of the types and in the amounts required under this Agreement;

     6.14 Any of the events enumerated in
Daragraphs 6.3. 6.9 and/or 6.10 occurs with respect to any Guarantor;

     6.15 An order or decree has been entered by any court of competent jurisdiction enjoining the intended use of the Property as a congregate living facility and judgment is not vacated within ninety (90) days after Borrower has obtained knowledge or notice thereof;

     6.16 Unless otherwise covered in this
Article6. upon fifteen (15) days following written notice, upon a default in the performance of the obligations of Borrower set forth in Daragraphs
5.1 through 5.1 1;

     6.17 Immediately upon (a) Failure to cause
Completion to occur on or before the Required
Completion Date, or (b) at any time prior to Completion of the Work, (i) Borrower abandons the Work or (ii) Borrower delays construction of the Improvements for any period of time, for any reason whatsoever not covered by item (i) above which in the reasonable judgment of Lender will prevent Completion of the Work in the ordinary course of construction on or before the Required
Completion Date subject to Force Majeure Events not to exceed sixty (60) days in the aggregate; or

     6.18 Immediately, if whether voluntarily, involuntarily, by operation of law or otherwise, Borrower sells, leases (other than leases approved by Lender), exchanges, assigns, transfers, conveys or otherwise disposes of the Property or any interest therein, including the Leases, rents or income thereof, or enters into a written agreement to do so, or grants or permits to exist any other mortgage, deed of trust or other lien, charge or Guarantors; or encumbrance against the Property
(other than the Emeritus Deed of Trust). whether superior or inferior to this Deed of Trust unless
Borrower immediately records and serves a surety bond pursuant to applicable law or otherwise tully protects Lender from any loss or liability arising therefrom; of

     6.19 Immediately upon the occurrence of any default under the Emeritus Deed of Trust, the note secured thereby or any other instrument securing said note? which default continues beyond any applicable cure period granted to Borrower therein unless such default is waived in writing by Emeritus; or

     6.20 Immediately, if Borrower is in default under the terms of any document evidencing or securing payment of a Debt secured by any lien or security interest on the Property (without implying geneficiary's consent to the existence, placing, creating or permitting of any lien or security interest); or

     6.21 Immediately upon the dissolution of Borrower or any of the

     6.22 Immediately if without the prior written consent of geneficiary, (A) any of the Guarantors cease to be a member in Borrower, (B) the Guarantors cease to control Borrower, or (C) the Guarantors cease to own at least fifty percent
(50%) of the beneficial ownership interest and membership interest in Borrower. As used herein the term "control" as used with respect to Borrower shall mean the possession of the power to direct the management and policies of Borrower, or

     6.23 Immediately in the event Borrower fails to replace the Letter of Credit (as defined in Daragraph 5.1 1 ) a replacement Letter of Credit in form and content required by paragraph 5.1 I within forty five (45) days prior to the expiration of the then current Letter of Credit.


ARTICLE 7
                                      LENDER'S
REMEDIES

     7.1 Upon the occurrence of any Event of
Default hereunder, Lender may at its option either simultaneously or in any order whatsoever, take the following actions:

     7.1.1 Decline and refuse and be relieved of any obligation to make any Advance hereunder or under the Note.

     7.1.2 Declare to be immediately due and
payable, with interest, all funds advanced by or owed to Lender under the Note and any of the other
Loan Documents.

     7.1.3 Foreclose its lien and/or exercise its right to cause the Collateral to be sold under the Mortgage and exercise any other rights and remedies given to Lender in all other Loan
Documents.

     7.1.4 Take such other action as Lender may deem necessary to protect its interest

     7.1.5 File suit against Borrower for any sums owing and/or for

     7.1.6 Enter into possession of the Property in accordance with and for the purposes set forth in the Mortgage (all funds disbursed by Lender in exercising such rights shall be deemed to have been disbursed to Borrower, shall become additional obligations under the Loan Documents and shall be secured by the Loan Documents).

     7.1.7 Exercise any and all remedies of a secured party under the Uniform Commercial Code with respect to the Collateral;

     7.1.8 Take such other actions or remedies as may be available to Lender under the Loan
Documents and/or at law or in equity.

     7.1.9 Take one or more of the following
actions in connection with the construction of the
Improvements: (a) use any funds of Borrower, including the Required Completion Assurance
Deposit(s) (if any) and any sums which may remain unadvanced hereunder, to continue and/or cause
Completion of the Work; (b) demand and receive performances due under the Principal Work-Related
Items and the other Contracts, Intangibles, Permits and Licenses; (c) make such changes to the scope of the Work and to the Principal
Work-Related Items and other Contracts,
Intangibles, Permits and Licenses as Lender may deem necessary or desirable in its sole and absolute judgment; (d) file claims, institute enforcement actions and otherwise prosecute and defend all actions or proceedings relating to the Work, the Principal Work-Related Items and the other Contracts, Intangibles, Permits and Licenses as Lender may deem necessary or desirable in its sole and absolute judgment; (e) pay, settle or compromise all existing bills and claims which are or may be liens against the Property or any Contracts, Intangibles, Permits and Licenses, or may be necessary or desirable for the continuance or Completion of the Work related thereto or the clearance of title, all without notice to Borrower; (f) execute in Borrower's name all applications, certificates, notices and other instruments and give all instructions and communications which may be required or permitted by the Principal Work-Related Principal Items, other Contracts' Intangibles, Permits and
Licenses, as determined by Lender in its sole and absolute judgment; (g) do any and every act with respect to the Completion of the Work. the Principal Work-Related Items and the other
Contracts. Intangibles, Permits and Licenses which
Borrower may do in its behalf: (h) employ such contractors, subcontractors. suppliers, agents, attorneys, architects, accountants. appraisers, security guards and inspectors as Lender may in its sole and absolute judgment deem necessary or desirable to accomplish any of the above purposes;
and (i) receive, collect, open and read all mail of Borrower for the sole purpose of obtaining all items pertaining to the Work, the Principal
Work-Related Items and the other Contracts, intangibles, Permits and Licenses.

     7.1.10 Charge and collect interest on the outstanding principal balance of the Loan at a Default Rate equal to the lesser of (i) the Maximum Rate, or (ii) the Basic Rate plus 500 basis points (the "Default Rate").

     7.2 If Borrower shall fail to comply with or fully perform any of its obligations under the Loan Documents, regardless of whether an Event of Default shall then exist, Lender may (but shall not be obligated to), without further demand upon Borrower and without waiving or releasing Borrower from any such obligation or remedying any Event of Default or Incipient Default pay or perform any of such obligations. Lender shall give Borrower at least ten (10) Business Days' notice before making any payment required to be made by Borrower, except that if such payment is required, as determined by Lender in its sole discretion, to be made immediately to protect the Collateral, no prior notice of payment to Borrower shall be required. Unless an Event of Default exists and the Note is then due in full (whether by acceleration or otherwise), Lender shall notify
Borrower
within a reasonable period of time after it takes any action without notice pursuant to the preceding sentence, but failure to do so shall not excuse Borrower from its obligation to reimburse
Lender in accordance with the terms of the following sentence or otherwise prevent the exercise by Lender of its rights and remedies on account of any default by Borrower. Borrower shall immediately pay to Lender upon demand all expenses incurred by Lender in taking any action permitted by this paragraph, together with interest from the date of expenditure by Lender at the rate at which interest is then accruing under the Note or, at the option of Lender, if not paid within five (S)
Business Days after demand, at the Default Rate from and after such fifth (5th) Business Day. All such sums, together with interest as aforesaid, shall become additional indebtedness secured by the Collateral. No such payment by Lender shall be deemed to relieve Borrower from any default or Event of Default under any of the Loan Documents.

     7.3 For the purpose set forth under paragraph
7. 1.6. 7.1.9 and 7.2, Borrower hereby irrevocably appoints Lender as Borrower's true and lawful attorney-in-fact with full power of substitution
(and such power of attorney shall be deemed to be a power coupled with an interest that cannot be revoked for any reason) from and after the occurrence of an Event of Default, to operate the Property and to take such action and require such performance as it deems necessary. Without limiting the generality of the powers granted to Lender, Borrower hereby specifically empowers
Lender, as such attorney-in-tact:

     7.3.1 To take all actions reasonably
necessary in connection therewith for the purpose of operating the Property;

     7.3.2 To employ such management companies as shall be convenient to operate the Property; and

     7.3.3 To pay, settle, or compromise all
existing or future bills and claims which are or may be liens against the Property or may be reasonably necessary or desirable for the operation of the Property.


ARTICLE 8
                                  LEGAL FEES AND
COSTS

     8.1 Except as otherwise expressly provided herein, Borrower shall pay all actual reasonable closing and pre-closing costs for the Loan and all expenses of Lender with respect thereto, including, without limitation, all of Lender's outside attorneys' fees, Lender's Consultant fees and costs (Borrower hereby acknowledging that the fees and costs of the existing Lender's Consultant
(i.e., High-Point Rendel) as described in that certain Letter Agreement between Borrower and Lender's Consultant dated November 14, 1996 are reasonable), travel expenses, escrow fees, recording fees, title search and title insurance fees, UCC lien, litigation and tax lien searches, mortgage taxes and appraisal and survey fees and all other legal fees incurred by Lender in conjunction with the Loan, including all fees incurred subsequent to the closing of the Loan in connection with the disbursement, administration
(includin& without limitation, Lender's Consultant fees), collection (regardless of whether litigation is commenced), or satisfaction of the Loan, advances, recording expenses, survey, taxes, expenses of collection or foreclosure (including attomeys' fees) and similar items. Lender may, at its option, withhold funds from the Advances for application against Lender's expenses and Borrower shall pay any excess within ten (10) days after its receipt of a written request therefor.

     8.2 In addition to any rights Borrower and Lender may have under applicable law, Borrower shall pay Lender's attorneys' fees and costs
(including expert witness fees) incurred in the collection of any indebtedness hereunder, or in enforcing this Agreement, whether or not suit is brought, including any reasonable attorneys' fees and costs (including expert witness fees) incurred by Lender in any proceeding under the Federal
Bankruptcy Code in order to collect any
indebtedness hereunder or to preserve, protect or realize upon any security for such indebtedness.






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


ARTICLE 9
                               LENDER'S CONSULTANT

     9.1  Lender may retain an architectural,
engineering or consulting firm or firms acceptable to Lender ("Lender's Consultant") to review the Plans and Specifications, the Construction
Contract(s) and the Budget; perform an analysis of the anticipated cost of the Work; make periodic inspections of the Property and Work so that Lender may monitor whether Borrower is in compliance with the terms and conditions of this Agreement with respect to completion of the Work;
certify that each Work-Related Advance Request is not in excess of the Work completed and the amount to which Borrower is entitled under the terms and conditions of this Agreement; and provide evidence satisfactory to Lender prior to the funding of any Work- Related Advance that (subject to completion thereof as part of the Work as contemplated by this Agreement), all necessary streets, easements and utilities are available to the boundary of the Real Property and that the respective lines and treatment or generator plants are of adequate capacity and size for the intended use of the Property. Furthermore, Lender may require an inspection of the Work by Lender's Consultant (a) prior to each Work-Related Advance; (b) at least once each month during the course of construction of the Work; (c) upon Completion of the Work; and
(d) at such other time as Lender may deem necessary due to actual or suspected non-compliance with the Plans and Specifications, Construction Contract(s), the Loan Documents, any law, regulation or private restriction, sound architectural, engineering or construction principles or commonly accepted safety standards or Borrower's failure to satisfy the requirements of the Loan Documents.

     9.2 Lender shall have no duty to supervise or to review and inspect the Plans and Specifications, the Construction Contract(s), any budget proposed to be the Budget, the construction of the Work, or any books and records pertaining thereto. Any inspection made by Lender shall be for the sole purpose of determining whether
Borrower's obligations under the Loan Documents are being performed and preserving Lender's rights under these documents. If Lender, or Lender's
Consultant acting on behalf of Lender, should review or inspect the Plans and Specifications, the Construction Contract(s), the Budget, the construction of the Work or any books and records pertaining thereto, Lender and Lender's Consultant shall have no liability or obligation to Borrower or any third person arising out of such inspection; and neither Borrower nor any third person shall be entitled to rely upon any such inspection or review. Inspection not followed by notice of default shall not constitute (a) a waiver of any default then existing, (b) an acknowledgment or representation by Lender or Lender's Consultant that there has been or will be compliance with the Plans and Specifications, the Construction Contract(s), the Budget, the Loan
Documents, applicable laws, regulations and private restrictions, sound construction, engineering or architectural principles or commonly accepted safety standards, or that the construction is free from defective materials or workmanship; or (c) a waiver of Lender's right to insist that Completion of the Work occur in accordance with the Plans and Specifications, Construction Contract(s), the Budget, Loan
Documents, applicable laws, regulations and restrictions of record. sound construction, engineering or architectural principles or commonly safety standards and free trom defective materials and workmanship. Lender and Lender's Consultant owe no duty of care to Borrower or any third person to protect against, or inform Borrower or any third person of, the existence of negligence. faulty, inadequate or defective design or construction of the Work.


ARTICLE 10

MISCELLANEOUS

     10.1 Any waiver of any of the terms of this Agreement by Lender shall not be construed as a waiver of any other terms of this Agreement, and no waiver shall be effective unless made in writing. The failure of Lender to exercise any right with respect to the declaration of any default shall not be deemed or construed to constitute a waiver of, or to preclude Lender from exercising, any right with respect to such default at a later date or with respect to any subsequent default by Borrower.

     10.2 Borrower shall execute and deliver any and all documents which may reasonably be requested by Lender in order to effectuate the purposes of this Agreement.



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

     10.3 This Agreement is made solely between Borrower and Lender. No other person shall have any right of action hereunder. The parties expressly agree that no person shall be a third-party baneficiary to this Agreement.

     10.4 Borrower shall indemnify, defend and hold Lender harmless from and against all claims, costs, expenses, actions, suits, proceedings, losses, damages, and liabilities of any kind whatsoever, including but not limited to, attorneys' fees and expenses (including, without limitation, expert witness fees), arising out of any matter relating to the Loan or to the ownership, development, construction, sale, rental or financing of the Property and whether resulting from internal disputes of Borrower, disputes between Borrower and any Affiliate of Borrower or whether involving other third persons or entities, or out of any other matter whatsoever related to this Agreement, any of the Loan Documents or any property encumbered thereby; excluding, however, claims, costs, expenses, actions, suits, proceedings, losses, damages and liabilities of any kind whatsoever which result from Lender's gross negligence or willful misconduct. This indemnity provision shall continue in full force and effect and shall swive not only the making of the Loan and all Advances thereof but shall also swive the repayment of the Loan and the performance of all of Borrower's other obligations under this Agreement.

     10.5 This Agreement shall inure to the
benefit of, and be binding upon, the parties hereto, their respective executors, administrators, heirs, successors, and assigns
(including without limitation any other lender participating with Lender in the Loan), provided, however, that neither this Agreement nor any rights or obligations hereunder shall be assignable by Borrower without the prior express written consent of Lender, and any purported assignment made in contravention hereof shall be void. No standard ot reasonableness shall attach to Lender's discretion in consenting or not consenting to any assignment.

     10.6 The Recitals and all of the exhibits attached hereto are an integral part hereof and are fully incorporated herein by this reference.

     10.7 Time is of the essence of each and every provision of this Agreement and the other Loan
Documents.

     10.8 This Agreement embodies the entire
agreement of the parties in relation to the subject matter hereof, and supersedes all terms, conditions and provisions embodied in the commitment letter between Lender and Borrower dated September 12, 1996, and any and all other previous writings between Borrower and Lender.
There are no representations, promises,
warranties, understandings or agreements, expressed or implied, oral or otherwise, in relation thereto, except those expressly referred to or set forth herein. Borrower acknowledges that the execution and delivery of this Agreement is its free and voluntary act and deed, and that said execution and delivery have not been induced by, nor done in reliance upon, any representations, promises, warranties, understandings, or agreements made by Lender, its agents, officers, employees, or representatives, other than those expressly set forth herein. No promise, representation, warranty or agreement made subsequent to the execution and delivery hereof by either party hereto, and no revocation, partial or otherwise, or change, amendment, addition, alteration or modification of this Agreement.
shall be valid unless the same be in writing signed by all the parties hereto.

     10.9 Unless otherwise specifically stipulated elsewhere in this Agreement, all approvals, consents and other matters requiring acceptance or satisfaction on Lender's part contained in the Loan Documents shall be deemed exerciseable by Lender in its sole and absolute discretion.
However, whenever the Loan Documents contain the terms "reasonably satisfactory to Lender",
"reasonably determined by Lender", "reasonably acceptable to Lender", "reasonable consent of Lender", "Lender shall reasonably elect", "Lender shall reasonably request" or similar terms wherein the word reasonable or a derivative thereof is used with regard to an action of Lender, such terms shall mean satisfactory to, at the election of, determined by, acceptable to or requested by, as applicable, Lender in its sole (but reasonably exercised) discretion. It is the intention of the parties to permit Lender a broad latitude in which to exercise its discretion, within the




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

range of reasonableness, acknowledging that, while such discretion may not be exercised arbitrarily or capriciously, it may be exercised conservatively for Lender's protection and benefit. By way of illustration, and not of limitation, it shall not be unreasonable for Lender, in exercising its discretion, to make conservative assumptions regarding the possible outcome of future events.

     10.10 Any notice required or permitted to be given hereunder shall be in writing and shall be
(i) personally delivered to the party being
not)fied if an individual or to
an officer, general partner or member if a corporation. partnership or limited liability company, (ii) transmitted by postage prepaid.
certified or registered mail (return receipt requested) or (iii) transmitted by a nationally recognized overnight courier service such as Federal Express, to s-uch party at its address set forth below or such other address as the party being not)fied may have otherwise designated in a notice given as provided in this paragraph. Such notice shall be deemed to given and effective, unless actual receipt is expressly elsewhere specified herein, upon the date of receipt or the date delivery is first attempted and refused if transmitted by registered or certified mail, or by overnight courier service, whichever shall occur first.

If to Borrower:     Fairfield Retirement Center,
LLC
          c/o NorthBay Health Advantage
          1200 B. Gale Wilson Boulevard
          Fairfield, California 91533

With Copy to:  Emeritus Corporation
          3131 Elliott Avenue, Suite 500
          Seattle, Washington 98121

          BW (Fairfield) Real Estate Corporation
          4755 Amigo Avenue
          Tarzana, California 913S6

          Randi Nathanson
          The Nathanson Group
          1411 Fourth Avenue, Suite 905
          Seattle, Washington 98101


If to Lender:  FINOVA Capital Corporation
          3200 Park Center Drive, Fifth Floor
          Costa Mesa, California 92626

with copy to:  FINOVA Capital Corporation
          7272 East Indian School Road, Suite 410
          Scottsdale, Arizona 85251
          Attn.: Vice President - Group Counsel

     10.11 THIS LOAN AGREEMENT AND THE OTHER LOAN
DOCUMENTS SHALL BE DEEMED TO HAVE BEEN, DELIVERED
AND ACCEPTED IN, AND THIS LOAN AGREEMENT, AND THE
OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS
AND DECISIONS OF, THE STATE OF ARIZONA (WITHOUT
REGARD FOR ITS CONFLICTS OF LAW PRINCIPLES), THE
STATE IN WHICH LENDER'S PRINCIPAL PLACE OF
BUSINESS IS LOCATED, AND BY EXECUTION HEREOF
BORROWER AND BY ACCEPTANCE HEREOF' LENDER, EACH
AGREES THAT SUCH LAWS AND DECISIONS OF THE STATE
OF ARIZONA SHALL GOVERN THIS LOAN AGREEMEI<T AND
THE OTHER LOAN DOCUMENTS, NOTWITHSTANDING THE FACT
THAT THERE MAY BE OTHER JURISDICTIONS WHICH MAY
BEAR A REASONABLE RELATIONSHIP TO THE TRANSACTIONS
CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT WITH
RESPECT TO THE PROCEDURAL AND SUBSTANTIVE MAl-lERS
RELATING ONLY TO THE CREATION, VALIDITY,
PERFECTION AND ENFORCEMENT BY LENDER OF ITS RIGHTS
AND REMEDIES AGAINST ANY REAL OR PERSONAL PROPERTY
COLLATERAL


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

LOCATED 1N ANY STATE OTHER THAN ARIZONA, SUCH
MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE
IN WHICH SUCH PROPERTY IS LOCATED.

     10.12 BORROWER HEREBY AGREES THAT ALL ACTIONS
OR
PROCEEDINGS INITIATED BY BORROWER AND ARISING
DIRECTLY OR
INDIRECTLY OUT OF THIS LOAN AGREEMENT OR THE OTHER
LOAN
DOCUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT
OF ARIZONA,
MARICOPA COUNTY DIVISION, OR THE UNITED STATES
DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF
LENDER INITIATES SUCH ACTION, IN
ADDITION TO THE FOREGOING COURTS ANY COURT IN
WHICH LENDER SHALL INITIATE SUCH ACTION, TO THE
EXTENT SUCH COURT HAS JURISDICTION. BORROWER
HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE
TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING
COMMENCED BY LENDER IN ANY OF SUCH COURTS AND
HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND
COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED
THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS
AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE
MADE BY ACTUAL DELIVERY OR REGISTERED OR CERTIFIED
MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE
BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE
SENT PURSUANT TO THE MORTGAGE. BORROWER WAIVES ANY
CLAIM THAT PHOENIX, ARIZONA OR THE DISTRICT OF
ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER
FORUM BASED ON LACK OF VENUE. SHOULD BORROWER,
AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO
ANY
SUMMONS, COMPLArNT, PROCESS OR PAPERS SO SERVED
WITHIN THE
NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING
THEREOF,
BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER
AND/OR
JUDGMENT MAY BE ENTERED BY LENDER AGAINST BOMOWER
AS
DEMANDED OR PRAYED FOR IF SUCH SUMMONS, COMPLAINT,
PROCESS OR PAPERS; PROVIDED, HOWEVER, LENDER MAY
NOT SEEK SUCH A DEFAULT JUDGMENT FOR AT LEAST
THIRTY (30) DAYS AFTER THE DATE OF PROOF OF
SERVICE. THE EXCLUSIVE CHOICE OF FORUM FOR BOMOWER
SET FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE
THE ENFORCEMENT. BY LENDER, OF ANY ACTION TO
ENFORCE THE SAME IN ANY OTHER APPROPRIATE
JURISDICTION AND BORROWER HEREBY WAIVES THE RIGHT
TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR
ACTION.

     10.13 FOR AND IN CONSIDERATION OF LENDER'S
ADVANCEMENT
OF THE PRINCIPAL SUMS HEREUNDER IN THE AMOUNT OF
UP TO TWELVE MILLION EIGHT HUNDRED THOUSAND AND
NO/100 DOLLARS ($12,800,000.00), BORROWER, BEING
AN EXPERIENCED OWNER AND OPERATOR OF REAL ESTATE
AND PARTICIPANT IN SOPHISTICATED REAL ESTATE
VENTURES, AND HAVING CONSULTED WITH COUNSEL OF ITS
CHOOSING, HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY
WITH RESPECT TO ANY ACTION OR PROCEEDING (1)
BROUGHT BY BORROWER, LENDER OR ANY OTHER PERSONS
RELATING TO (A) THIS LOAN AGREEMENT, OR (B) THE
OTHER LOAN DOCUMENTS OR (2) TO WHICH LENDER IS A
PARTY. BORROWER HEREBY AGREES THAT THIS LOAN
AGREEMENT CONSTITUTES A WRITTEN CONSENT TO WAIVER
OF TRLAL BY JURY, AND BORROWER DOES HEREBY
CONSTITUTE AND APPOINT LENDER ITS TRUE AND LAWFUL
ATTORNEY IN FACT, WHICH APPOINTMENT IS COUPLED
WITH AN INTEREST AND IRREVOCABLE, AND BORROWER
DOES HEREBY AUTHORIZE AND EMPOWER LENDER, IN THE
NAME, PLACE, AND STEAD OF BORROWER, TO FILE THIS
LOAN AGREEMENT WITH THE CLERK OR JUDGE OF ANY
COURT OF COMPETENT JURISDICTION AS A WRITTEN
CONSENT TO WAIVER OF TRIAL BY JURY. BORROWER
ACKNOWLEDGES THAT ITS WAIVER OF TRIAL BY JURY HAS
BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY
BY BORROWER AS A PART OF A BARGAINED FOR LOAN
TRANSACTION.

     IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

BORROWER:      FAIRFIELD RETIREMENT CENTER, LLC,
          a California limited liability company

          By: Emeritus Corporation,
                 a Washington corporation
                 Its: Managing Member

          By: /s/ Kelly J. Price
          Name: Kelly J. Price
          Title:  Secretary/Director of
     Finance/CFO


LENDER:   FINOVA CAPITAL CORPORATION

          By: /s/ Anne M. McNeil
          Name: Anne M. McNeil
          Title: Assistant Vice President












































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